Circular to all Shareholders of Guinness Ghana Breweries Limited in respect of a Renounceable Rights Issue of 46,666,667 ordinary shares of no par value at GHS 1.50 per share
in a ratio of 1 new share for every 3.5287 existing shares held by a Qualifying
Shareholder

Financial Advisor and Sponsoring Broker

This Document is dated: 09 September 2011

Guinness Ghana Breweries Limited – Renounceable Rights Issue

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This Offering Circular (the “Circular”) has been reviewed and approved by the Securities and Exchange Commission (the “SEC”) in accordance with Section 9 of the Securities Industry Act 1993 (P.N.D.C. L 333) as amended and the Securities and Exchange Commission Regulations 2003 (L.I 1728). In its review, the SEC examined the contents of the Circular to ensure that adequate disclosures have been made.

TO ASCERTAIN THE FINANCIAL SOUNDNESS OR VALUE OF THE SECURITIES ON OFFER, INVESTORS ARE ADVISED TO CONSULT A DEALER, INVESTMENT ADVISER OR OTHER PROFESSIONAL FOR APPROPRIATE ADVICE.

Provisional approval has been obtained from the Ghana Stock Exchange (“GSE”) for permission to deal in and for quotation of all shares of Guinness Ghana Breweries Limited (“GGBL”, the “Company” or the “Issuer”) which are the subject of this issue on the First Official List of the GSE. Such approval is granted upon the Issuer fulfilling all the listing requirements. The GSE assumes no responsibility for the correctness of any of the statements made, opinions expressed and reports presented in this Circular.

This Circular pertaining to the Renounceable Rights Issue of 46,666,667 ordinary shares of no par value at GHS 1.50 per share in a ratio of 1 new share for every 3.5287 shares held by a Qualifying GGBL Shareholder (the “Offer”) has been sent to all the shareholders of GGBL or the “Company” in the Company’s register of members as at 30 September, 2011 (the “Qualifying Date”). If you have sold or otherwise transferred all your shares in GGBL, please send this Circular as soon as possible to the purchaser or transferee, or to the stockbroker, or any other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee.

The Company has not authorised any person to give any information or to make any representation in relation to the Offer other than those contained in this Circular, and if given or made, such information or representation must not be relied upon as having been authorised.  Neither the delivery of this Circular nor any sale hereunder shall under any circumstances create any impression that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of anytime subsequent to this date. Any material change, relevant to the Offer, in the affairs of the Company during the Offer period will be communicated to the SEC and the investing public.

The securities to be offered have not been, and will not be, registered with the Securities and Exchange Commission of the United States of America under the Securities Act of 1933 (the “U.S. Securities Act”), or with any securities regulatory authority of any state or other jurisdiction in the United States of America, in reliance upon the exemption from the registration requirements provided under Rule 801 of the U.S. Securities Act. Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the securities to be offered or passed upon the adequacy or accuracy of this Circular. Any representation to the contrary is a criminal offense in the United States of America.

The Offer will be made for the securities of a public limited liability company incorporated under the laws of the Republic of Ghana. The Offer is subject to the disclosure requirements of the Republic of Ghana, which are different from those of the United States of America. The financial statements and financial projections included in this Circular have been prepared in accordance with accounting standards applicable in Ghana and thus may not be comparable to financial statements or financial projections of companies in the United States of America.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since GGBL is located outside the United States of America and some or all of its officers and directors may be resident outside the United States of America. You may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

The distribution of this Circular and the offering of the shares in certain jurisdictions may be restricted by law. The Company requires persons into whose possession this Circular comes to inform them about, and observe, any such restriction. This Circular does not constitute an offer and may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction or in any circumstances in which such an offer or solicitation is not authorised or is unlawful.

Before deciding whether to apply for shares, you should consider whether shares are a suitable investment for you. Their values can go down as well as up. Past performance is not necessarily indicative of future performance. If you need advice, you should consult a suitable professional advisor.

This Circular includes forward looking statements that reflect GGBL's intentions, beliefs or current expectations and projections about GGBL's future results, operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans, opportunities, trends and the market in which GGBL operates. These forward looking statements are based on numerous assumptions regarding GGBL’s present and future business and the environment in which the Company expects to operate in the future. Forward looking statements are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause GGBL's actual results, operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans or opportunities, as well as those of the markets GGBL serves or intends to serve, to differ materially from those expressed in, or suggested by, forward looking statements contained in this Circular.

The Company undertakes no obligation to revise or update any forward looking statement contained in  this document, regardless of whether those statements are affected as a result of new information, future events or otherwise.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

The contents of this Circular do not constitute and are not to be construed as legal, business or tax advice. Each Qualifying Applicant should consult his/her/its own legal advisor, financial advisor or tax advisor for legal, financial and tax advice.

A copy of this Circular has been delivered to the Registrar of Companies, Ghana (the “Registrar General”), for filing. The Registrar General has not checked and will not check the accuracy of any statements made and accepts no responsibility therefore for the financial soundness of the Issuer or the value of the securities concerned.

This Circular provides a description of GGBL and its business activities. Responsibility for the accuracy of the information in this Circular lies with the Directors of GGBL.

This Prospectus/Letter of Offer/Circular has been seen and approved by us the Directors of the Issuer and we collectively and individually accept full responsibility for the accuracy of the information given and that after making all reasonable inquiries and to the best of our knowledge and belief there are no facts the omission of which would make any statement in the document referred to above misleading.

The profit forecasts in this Circular have been stated by the Directors of the Company after due and careful enquiry.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

GUINNESS GHANA BREWERIES LIMITED
(Incorporated in Ghana as a limited liability company under the Companies Act, 1963 (Act 179) with 400,000,000 registered shares)

CIRCULAR TO GGBL SHAREHOLDERS

REGARDING
A RENOUNCEABLE RIGHTS ISSUE OF 46,666,667 NEW ORDINARY SHARES OF NO PAR
VALUE AT GHS 1.50 PER SHARE

IC Securities (Ghana) Limited (“IC Securities”) is acting as Financial Advisor and Sponsoring Broker to GGBL in respect of the Offer and consents to act in the capacity stated and to its name being stated in this Circular.

The Financial Advisor and Sponsoring Broker has relied on information provided by the Company and accordingly, does not provide any assurance of the accuracy of the information contained in the Circular and does not accept any responsibility or liability for the inaccuracy of the information contained in the Circular.

IC Securities does however confirm that to the best of its knowledge and belief, the Circular constitutes a full and fair disclosure of all material facts about the Offer and the Company.

Bentsi-Enchill, Letsa & Ankomah (“BELA”) is acting as Legal Advisor to GGBL in respect of the Offer and has relied on information provided by the Company. Accordingly, BELA does not provide any assurance of the accuracy of the information contained in the Circular. BELA confirms that to the best of its knowledge and belief, the Circular constitutes a full and fair disclosure of all material facts about the Company and the Offer.

Ernst & Young is acting as the Reporting Accountant to GGBL in respect of the Offer. The Reporting Accountant has relied on information provided by the Company and its auditors. Ernst & Young does not provide any assurance of the accuracy of the information contained in the Circular. Ernst & Young does however confirm that based on its review, nothing has come to its attention that causes it to believe that:

•	The financial statements set forth in Part 3 do not represent a true and fair view in accordance with International Financial Reporting Standards, and the Companies Act, 1963 (Act 179); and

•	The assumptions set forth in Part 5 do not provide a reasonable basis for the associated projected financial statements.

Sponsoring Broker	Legal Advisor	Reporting Accountant

Dated: 09 September 2011

Guinness Ghana Breweries Limited – Renounceable Rights Issue

TABLE OF CONTENTS
TABLE OF CONTENTS		4

TABLE OF EXHIBITS		6

KEY MILESTONES AND TIME TABLE		7

CORPORATE INFORMATION ON GUINNESS GHANA BREWERIES LIMITED		8

ADVISORS TO THE ISSUE		9

DEFINITIONS		10

LEGAL ADVISOR’S COMPLIANCE CERTIFICATE		13

PART 1 – THE RIGHTS ISSUE		16

1.1	Legal Basis for the Rights Issue	16
1.2	Rationale for the Rights Issue	16
1.3	Use of Rights Issue Proceeds	16
1.4	Key Terms of the Offer	16
1.5	Application	20
1.6	Escrow Accounts	21
1.7	Allotment	21
1.8	Refund	21
1.9	Payment	21
1.10	Lodgement of Completed Application Forms	22
1.11	Cost of the Offer	22
1.12	Offer Statistics	22
PART 2 - GHANA ECONOMIC OVERVIEW		23

2.1	Political Background	23
2.2	Historical Performance	23
2.3	Monetary and Fiscal Policies	24
2.4	Outlook	24
2.5	Regulatory Environment	25
PART 3 – GUINNESS GHANA BREWERIES LIMITED		27

3.1	Corporate History and Background of GGBL	27
3.2	Capital Structure of GGBL	27
3.3	Services, Products and Key Business Activities	27
3.4	Top 20 Shareholders	28
3.5	Board of Directors and Corporate Governance Structures	29
3.6	Board Committees	33
3.7	Human Resources and Senior Management	34
3.8	Organisational Structure of GGBL	36
3.9	Compensation Schemes	36
3.10	Remuneration of Directors	37
3.11	Material Contracts	37
3.12	Litigation	38
3.13	Disclosure of Interests by Directors	38
3.14	Disclosure of Interests by Advisors	38
3.15	Other Disclosures	38
3.16	Dividend History	39
3.17	Risk Management Framework	39
3.18	Risk Factors	39
3.19	Additional Information	40
3.20	Documents Available for Inspection	41
3.21	Historical Financial Statements	42
PART 4 – USE OF FUNDS AND BUSINESS OUTLOOK		46

4.1	Introduction	46
4.2	GGBL’s Overall Strategic Objectives	46

Guinness Ghana Breweries Limited – Renounceable Rights Issue

4.3	Expected Use of Funds	46
PART 5 – FINANCIAL FORECASTS		47

5.1	Reporting Accountant’s Report on Forecasts	47
5.2	Assumptions	48
5.3	Consolidated Financial Projections	49
PART 6 – OVERVIEW OF THE GHANA STOCK EXCHANGE		52

6.1	Overview of the Ghana Stock Exchange	52
6.2	Developments and Trends	52
6.3	Performance of the GSE	53
6.4	Other Information	53
PART 7 – ADDITIONAL TERMS AND INFORMATION ON THE OFFER		54

7.1	Application	54
7.2	Offer to Purchase Shares	55
7.3	Acceptance of the Offer	56
7.4	Payment for Shares	56
7.5	Renunciation	56
7.6	Procedure in Respect of Rights not Taken up or Renounced	57
7.7	Warranties	57
7.8	Supply and Disclosure of Information	57
7.9	Listing of New Ordinary Shares	58
7.10	New Shares	58
7.11	Exchange Controls	58
7.12	Taxation	58
PART 8 – RECEIVING AGENT’S AND RECEIVING BANK’S CONTACT DETAILS		59

PART 9 – GUIDELINES TO COMPLETING APPLICATION FORMS AND APPLICATION FORMS		61

Guinness Ghana Breweries Limited – Renounceable Rights Issue

TABLE OF EXHIBITS

Guinness Ghana Breweries Limited – Renounceable Rights Issue

KEY MILESTONES AND TIME TABLE
Activity	Date	Time
Ex-Rights Date	28 September 2011	3.00pm
Qualifying Date	30 September 2011	3.00pm
Books Closure Date	03 October 2011	5.00pm
Commencement of Offer	17 October 2011	9.00am
Commencement of Trading in Rights	17 October 2011	9.00am
Closure of the Trading in the Rights	10 November 2011	3.00pm
Deadline for Acceptance of Application Forms	14 November 2011	5.00pm
End of Offer	14 November 2011	5.00pm
Allotment Begins	14 November 2011	9.00am
Allotment Ends	28 November 2011	5.00pm
Results of the Offer Submitted to SEC	28 November 2011	5.00pm
Crediting of Shares onto the GSD	30 November 2011	3.00pm
Commencement of Trading in the Shares	05 December 2011	9.00am
All dates provided are subject to change in consultation with the Directors of GGBL (subject to obtaining the necessary regulatory approvals). All times provided are in Greenwich Mean Time, the time zone of the Republic of Ghana. Any amendment will be published in a national daily newspaper not later than 72 hours after receipt of regulatory approval.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

CORPORATE INFORMATION ON GUINNESS GHANA BREWERIES LIMITED
Directors:
David Harlock – Board Chairman
Ekwunife Okoli – Managing Director
Robert Pilkington – Finance Director
Joseph Woahen Acheampong – Non-Executive Director
Paul Victor Obeng – Non-Executive Director
James Kweku Inkoom - Non-Executive Director
Ebenezer Magnus Boye – Non-Executive Director
Stephen C. Gannon – Non-Executive Director
John Lloyd – Non-Executive Director
Zooullis Mina - Non-Executive Director

Company Secretary	Afua Oduro Asante, Guinness Ghana Breweries Limited, P.O. Box 3610, Accra.

Registered Office:	Guinness Ghana Breweries Limited, Industrial Area, Kaasi, P.O. Box 1536, Kumasi.

Auditors:	KPMG, Chartered Accountants, 13 Yiyiwa Drive, Abelenkpe, P.O. Box GP 242, Accra.

Solicitors:	Bentsi-Enchill, Letsa and Ankomah, 1st Floor Teachers’ Hall Complex, Education Loop (Off Barnes Road), P.O. Box GP 1632, Accra.

Registrars:	Merchant Bank (Ghana) Limited, 57 Examination Loop, North Ridge, Accra.

Bankers:	Standard Chartered Bank (Ghana) Limited Guaranty Trust Bank (Ghana) Limited Inter-Continental Bank (Ghana) Limited SG-SSB Bank Limited United Bank for Africa (Ghana) Limited Stanbic Bank Ghana

Guinness Ghana Breweries Limited – Renounceable Rights Issue

ADVISORS TO THE ISSUE
Financial Advisor and Sponsoring Broker:
IC Securities (Ghana) Limited,
No. 2, 2nd Ridge Link, North Ridge,
PMB GP 104, Accra.
Tel: +233 302 252 621 Fax: +233 302 252 517
Contact: Kwabena Osei-Boateng
Email: kwabena.osei-boateng@icsecurities.com

Legal Advisor:
Bentsi-Enchill, Letsa & Ankomah,
1st Floor, Teachers' Hall Annex,
Education Loop (off Barnes Road),
P. O. Box GP 1632, Accra, Ghana.
Tel: +233 302 221 171 Fax: +233 302 226 129
Contacts: Seth Asante; Angela Gyasi
Email: seth.asante@belonline.org;
aagyasi@belonline.org

Reporting Accountant:
Ernst & Young,
G15, White Avenue,
Airport Residential Area,
Accra, Ghana.
P.O. Box KA 16009, Airport
Tel: +233 302 779 868 Fax: +233 302 778 894
Contact: Ms. Pamela Des-Bordes
Email: Pamela.Des-Bordes@gh.ey.com

Registrar:	Merchant Bank (Ghana) Limited, 57 Examination Loop, North Ridge, Accra Tel: +233 302 251131-3 Contact : Harriet Antwi Email: antwih@merbangh.com

Receiving Agent:	IC Securities (Ghana) Limited 2, 2nd Ridge Link, North Ridge PMB GP 104, Accra Tel: +233 302 252 621 Fax: +233 302 252 517

Receiving Bank:	Standard Chartered Bank Ghana Limited, Accra High Street Building, Accra, Ghana. P.O. Box 768 Tel: +233 302 664591/8 Fax: +233 302 667751

Guinness Ghana Breweries Limited – Renounceable Rights Issue

DEFINITIONS

The following definitions apply in this document, unless the context requires otherwise:

“Advisors”	IC Securities; Bentsi-Enchill, Letsa & Ankomah; and Ernst & Young

“Application Form”	Application form for the Renounceable Rights Issue

“BELA”	Bentsi-Enchill, Letsa & Ankomah

"BoG"	Bank of Ghana

“Companies Act”	The Ghana Companies Act 1963 (Act 179) as amended

"EBITDA"	Earnings Before Interest, Tax, Depreciation and Amortisation

"EPA"	Environmental Protection Agency

“Ex-Rights Date”	28 September 2011

"Extra Shares"	Additional shares over and above those that each Qualifying GGBL Shareholder is entitled to under the Offer

"FCF"	Free Cash Flow

"FDB"	Food and Drugs Board

“GDP”	Gross Domestic Product

“GGBL” or the “Company”	Guinness Ghana Breweries Limited

“GGBL Board” or “GGBL Board of Directors” or the “Directors”	The Directors of Guinness Ghana Breweries Limited

“GGBL Shares”	All 164,671,475 issued ordinary shares of GGBL and New Shares to be issued pursuant to the Offer

“Ghana”	The Republic of Ghana

"GHS"	Ghanaian Cedi

"GM"	Gross Margin

"GRA"	Ghana Revenue Authority

"GSD"	GSE Securities Depository

"GSD Account"	An electronic account held with the GSD where a successful applicant's new GGBL Shares will be deposited

“GSE” or “the Exchange”	The Ghana Stock Exchange

"GSS"	Ghana Statistical Service

Guinness Ghana Breweries Limited – Renounceable Rights Issue

“IC Securities”	IC Securities (Ghana) Limited, which is acting as Financial Advisor and Sponsoring Broker to GGBL in respect of the Offer

“IFRS”	International Financial Reporting Standards

"IMF"	International Monetary Fund

"IRS"	Internal Revenue Service

“Listing Date”	05 December 2011

“New Shares”
Up to 46,666,667 new ordinary shares of GGBL to be issued pursuant to the Renounceable Rights Issue in accordance with the terms of the Offer, plus any new ordinary shares of GGBL issued pursuant to Section 1.4.5 of this Circular

"NSL"	National Stabilisation Levy

“the Offer” or “Rights “Issue”	Renounceable Rights Issue of 46,666,667 ordinary shares of no par value at GHS 1.50 per share in a ratio of 1 new share for every 3.5287 shares held by a shareholder of GGBL as at the Qualifying Date

“Offer Circular” or “Document” or “Circular”	This Offer Circular dated 08 September 2011

“Offer Closure Date”	14 November 2011

"Offer Price"	GHS 1.50 per New Share

"PAI"	Profit After Interest

"PBT"	Profit Before Tax

"PBIT"	Profit Before Interest and Tax

“P/E Ratio”	Price/Earnings ratio

"PIF"	Process Improvement Function

"PPE"	Property, Plant and Equipment

“Qualifying Applicant”
Any natural person who is 18 years or over, or a corporation, partnership or other unincorporated associations who are resident/incorporated in Ghana or some other state, or country (and including a Qualifying GGBL Shareholder) provided that the offer to and acceptance by such an applicant of the Offer is not in contravention of the laws of either that state or country

“Qualifying Date”	The date, 30 September 2011, on which persons whose names appear on the register of GGBL’s members qualify for Rights under the Offer

“Qualifying GGBL Shareholder or Qualifying Shareholder”	GGBL shareholders on the register of shareholders as at the Qualifying Date, and who have no legal restrictions barring them from partaking in the Offer

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Qualifying non-GGBL Shareholder	A non-GGBL shareholder in whose favour a Qualifying GGBL Shareholder has renounced his/her/its Rights and who has no legal restrictions barring him/her/it from partaking in the Offer

“Receiving Agent”
IC Securities (or any other company appointed by GGBL who will be receiving applications and payments from Qualifying Applicants under the Offer). Full contact details of the Receiving Agents can be found in Part 8 of this Offer Circular

“Receiving Bank
Standard Chartered Bank Ghana Limited which has been appointed by GGBL to receive applications and payments from Qualifying Applicants under the Offer. Full contact details of the receiving banks can be found in Part 8 of this Offer Circular

“Refund Commencement Date”	30 November 2011

“Renouncee”	A Qualifying Applicant, in whose favour a Qualifying GGBL Shareholder has renounced his/her/its Rights

“Renouncer”	A Qualifying GGBL Shareholder who has renounced some or all of his/her/its Rights in favour of another person or legal entity

“Rights”
The legal and financial right of Qualifying GGBL Shareholders to partake in the Offer, which Right may be traded to other persons or legal entities for value, in which case the Right is traded on the GSE, or which Right could be renounced in favour of another person or legal entity

“Rights Trading Period”	The period from 17 October 2011 to 10 November when holders of GGBL Rights and Qualifying Applicants can trade Rights on the GSE

“RoA”	Return on Assets

“RoE”	Return on Equity

"RTD"	Ready-to-Drink

“SEC”	Securities and Exchange Commission of Ghana

"SG&A"	Sales, General and Administrative Expenses

“Uploading Date”	30 November 2011, or any other date determined by the Directors and Advisors and approved by the SEC and GSE, being the date when new shares are credited to the GSD Accounts of successful applicants

"VATS"	Value Added Tax Service

Guinness Ghana Breweries Limited – Renounceable Rights Issue

LEGAL ADVISOR’S COMPLIANCE CERTIFICATE

BENTSI-ENCHILL
LETSA & ANKOMAH

G96s35

09-Sept-11

The Director-General
Securities and Exchange Commission
Cantonments
Accra

The Managing Director
The Ghana Stock Exchange
5th Floor, Cedi House
Accra

Dear Sirs,

GUNINNESS GHANA BREWERIES LIMITED: RIGHTS ISSUE

1 Introduction

1.1 Basis of instructions

We have acted as legal advisors to Guinness Ghana Breweries Limited ("**GGBL**") in connection with a proposed Rights Issue (the "**Offer**").

1.2 Documents examined

For the purpose of giving this opinion we have examined originals or copies (certified to our satisfaction) of the following documents (the "**Documents**" and each a "**Document**"):

(i) The Regulations of GGBL (the "**Regulations**");

(ii) An extract of the minutes of a meeting of the Board of Directors of GGBL held on May 19, 2011 during which the Offer was approved by the GGBL Board of Directors;

(iii) An extract of the minutes of a meeting of the shareholders of GGBL held on June 14, 2011 during which the Offer was approved by the shareholders of GGBL;

(iv) The offering circular to be issued by GGBL in connection with the Offer (the "**Circular**");

LEX MUNDI SNR DENTON LEXAFRICA

Guinness Ghana Breweries Limited – Renounceable Rights Issue

(v) A letter from the Securities and Exchange Commission dated September 8, 2011 approving the Circular; and

(vi) A letter from the Ghana Stock Exchange dated August 25, 2011 approving the Circular and the listing of the additional shares to be issued under the Offer.

In addition, we have also examined such other documents and certificates, searches and records as are necessary under the laws of Ghana to enable us to give this opinion.

1.3 Scope and purpose of the opinion

This opinion is limited to matters of the law of Ghana as in force and applied at the date of this opinion. We have not investigated the laws of any country other than Ghana and we express no opinion on the laws of any other jurisdiction.

2 Opinion

We are of the opinion that:

2.1 Incorporation

GGBL is a limited liability company duly incorporated under the Companies Act, 1963 (Act 179) as amended.

2.2 Authorisation to do business

GGBL has complied with all regulatory requirements necessary or advisable for the conduct of its business.

2.3 Corporate Authorisations

GGBL has obtained all the corporate authorisations necessary or advisable in connection with the Offer.

2.4 Circular to Shareholders

The Circular substantially complies with the requirements of the Fifth Schedule of the Securities and Exchange Commission Regulations, 2003 (L.I. 1728) and the Seventh Schedule of the Companies Act 1963, (Act 179) as amended.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Schedule

Assumptions

In giving this opinion, we have assumed, and this opinion is given on the basis that:

1.	All original documents supplied to us are complete, authentic and up to date and that all copy documents supplied to us are complete and conform to the originals;

2.
The authorizing resolutions for GGBL were duly passed at properly convened meetings of GGBL‘s shareholders and board of directors and a duly qualified quorum of such shareholders and directors voted in favour of approving the resolutions; and

3.
All disclosures made to us by GGBL and its officers as reflected in the Circular are materially correct as at the date of this opinion and no event has occurred which undermines or may undermine the correctness of those disclosures.

We have found nothing to indicate that the above assumptions are not justified.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

PART 1 – THE RIGHTS ISSUE

1.1	Legal Basis for the Rights Issue

At an Extra-ordinary General Meeting (“EGM”) held at the National Theatre on 14 June 2011, shareholders of GGBL resolved and passed the following resolutions:

i.
special resolutions to increase the authorised number of shares of the Company from 200 million shares to 400 million shares and to amend the Company’s Regulations to reflect the approved increase in share capital; and

ii.	ordinary resolutions authorising the Company to raise additional capital through a renounceable rights issue and to approve the modalities of same.

1.2	Rationale for the Rights Issue

GGBL believes that Ghana is poised for growth in the next few years and the Company needs to ensure that it is in the best possible position to take advantage of these opportunities. However, GGBL in recent years has seen its balance sheet levered to less than optimal levels due to adverse economic conditions and infrastructural challenges. The key challenges faced by GGBL over the last few years have been the depreciation of the Ghanaian Cedi which significantly affected the Company’s foreign denominated payables and cost of goods, the introduction of an ad valorem excise regime and disruptions to utility supply, especially water and power.

GGBL has relied on borrowings from commercial banks to finance its business in recent years. This financing strategy is not optimal in the long run as high debt servicing costs have adversely impacted the Company’s profitability. After evaluating several options to resolving GGBL’s funding problems, the Directors and management team decided that an equity injection is the best option to alleviate these funding concerns. An equity injection will enable the retirement of some of GGBL’s debt and payables and allow the Company to continue to invest in capital projects that will enable it to take advantage of growth opportunities in Ghana.

To achieve its equity injection, the Directors of GGBL have decided to undertake this GHS 70 million Renounceable Rights Issue which it approved by resolution at a board meeting on 19 May 2011 and subsequently received approval from shareholders of GGBL at an EGM on 14 June 2011.

1.3	Use of Rights Issue Proceeds

The Directors of GGBL, in conjunction with the management team of the Company will utilise the proceeds from the Offer as follows:

Expense Item	Amount GHS ‘000
Reduction of trade and interest bearing debt	40,000
Capital Investments – New Pasteuriser, CO2 Recuperation Plant, Power Generators, Bottles and Crates	28,500
Offer Expenses	1,500
Total	70,000
Exhibit 1: Use of Offer Proceeds

1.4	Key Terms of the Offer

1.4.1	Number of Shares and Price
The Offer comprises a Renounceable Rights Issue of 46,666,667 new ordinary shares at GHS 1.50 per share to Qualifying Shareholders in a ratio of 1 New Share for every 3.5287 existing ordinary shares held. The shares to be issued under the Offer will rank pari-passu with the ordinary shares of GGBL already in issue and listed on the GSE.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

1.4.2	Fractional Shares
The ratio in which the Rights to ordinary shares are allocated to Qualifying Shareholders may result in fractional entitlements. Fractional entitlements of 0.50 shares and above will be rounded up to one new share, whilst those below 0.50 shares will not be allotted to Qualifying Shareholders but will be consolidated and allotted by the Directors to Qualifying Applicants as they deem fit.

1.4.3	Pricing of the Shares
The Offer is priced at GHS 1.50 per share, representing:

•	a 4.46% discount to the market price of GGBL of GHS 1.57 as at 09 September 2011, the last practicable date before the printing of this Circular.

Date	Closing Price	Volume Traded
13-Jun-2011	1.30	-
14-Jun-2011	1.31	2,800
15-Jun-2011	1.32	1,134
16-Jun-2011	1.31	1,000
17-Jun-2011	1.44	1,012,700
20-Jun-2011	1.44	-
21-Jun-2011	1.44	1,900
22-Jun-2011	1.44	-
23-Jun-2011	1.44	200
24-Jun-2011	1.44	-
27-Jun-2011	1.44	1,571
28-Jun-2011	1.44	25,300
29-Jun-2011	1.44	-
30-Jun-2011	1.44	-
4-Jul-2011	1.44	500
5-Jul-2011	1.44	400
6-Jul-2011	1.44	-
7-Jul-2011	1.44	-
8-Jul-2011	1.44	5
11-Jul-2011	1.44	265
12-Jul-2011	1.44	150
13-Jul-2011	1.44	60
14-Jul-2011	1.44	-
15-Jul-2011	1.44	1,500
18-Jul-2011	1.45	250
19-Jul-2011	1.46	128
20-Jul-2011	1.46	-
21-Jul-2011	1.46	-
22-Jul-2011	1.46	-
25-Jul-2011	1.48	11,538
26-Jul-2011	1.49	9,643

Guinness Ghana Breweries Limited – Renounceable Rights Issue

27-Jul-2011	1.49	40
28-Jul-2011	1.49	-
29-Jul-2011	1.49	-
1-Aug-2011	1.52	1,107
2-Aug-2011	1.53	15,863
3-Aug-2011	1.55	5,800
4-Aug-2011	1.55	-
5-Aug-2011	1.57	12,402
8-Aug-2011	1.57	-
9-Aug-2011	1.57	5
10-Aug-2011	1.57	698
11-Aug-2011	1.57	3,300
12-Aug-2011	1.57	-
15-Aug-2011	1.57	155
16-Aug-2011	1.57	954
17-Aug-2011	1.57	2,574
18-Aug-2011	1.58	1,300
19-Aug-2011	1.58	-
22-Aug-2011	1.58	12
23-Aug-2011	1.58	-
24-Aug-2011	1.58	-
25-Aug-2011	1.58	-
26-Aug-2011	1.58	4,200
29-Aug-2011	1.58	100
30-Aug-2011	1.58	131
1-Sep-2011	1.58	-
2-Sep-2011	1.57	2,435
5-Sep-2011	1.57	-
6-Sep-2011	1.57	-
7-Sep-2011	1.57	35
8-Sep-2011	1.57	-
9-Sep-2011	1.57	-
Exhibit 2: GGBL 3 Month Daily Trading Prices and Volume

Guinness Ghana Breweries Limited – Renounceable Rights Issue

	Price	Implied Discount
Closing Price (09-Sept-2011	1.57	4.46%

Offer Price	1.50
Exhibit 3: Offer Price Analysis
If all the shares on offer are fully subscribed, GGBL shall raise a total of GHS 70 million.

1.4.4       Minimum Amount to be Raised Under Offer
The minimum amount to be raised for the Offer to be declared successful is GHS 50 million. If GGBL only raises the minimum amount under the Offer, then GGBL shall utilise the amount raised as follows:

•	Reduction of trade and interest bearing debt: GHS 28,500;
•	Capital Investments – New Pasteuriser, CO2 Recuperation Plant, Power Generators, Bottles and Crates: GHS 20,000; and
•	Offer Expenses: GHS 1,500.

In the event that the minimum amount is not obtained, then all monies paid for New Shares under the Offer and deposited into any of the Escrow Accounts will be returned to the Receiving Bank or Receiving Agent without interest for onward distribution to applicants on the Refund Commencement Date. In this case application funds are deemed to have been returned when notices have been given for the Receiving Bank or Receiving Agent to collect funds received from applications that were lodged with them. If this condition is not complied with by GGBL, then the funds will attract interest (calculated on a per annum basis) on the unpaid amounts equivalent to the prevailing Bank of Ghana Prime rate for each day of default until the refund is made to the Receiving Bank or Receiving Agent.

1.4.5       Oversubscription
Should the Company receive applications for shares whose value is in excess of GHS 70 million, the Directors shall not issue additional GGBL Shares to satisfy the extra demand, unless there is a significant change in Ghana's macroeconomic conditions.

1.4.6       Dealings
The GSE has granted approval to list up to 46,666,667 ordinary shares to be issued pursuant to this Rights Issue, including any additional GGBL Shares issued pursuant to Section 1.4.5 of this Circular, on the First Official List, alongside the existing 164,671,475 ordinary GGBL Shares. It is expected that dealings in the New Shares will start alongside the existing shares on the Listing Date.

1.4.7       Qualifying Date and Distribution of this Circular
The shares on offer under this Rights Issue will be offered to the GGBL Shareholders whose names appear in the Register of Members as at the Qualifying Date. The Registrar of the Company has sent a copy of this Circular containing the allotment details and Application Forms through the post to shareholders of GGBL on record on the Qualifying Date. Shareholders of GGBL who do not receive copies of the Circular by the Offer Launch Date may contact the offices of the Company’s Registrar, Financial Advisor and Sponsoring Broker, the Receiving Agent or the Receiving Bank for a copy of the Circular (subject to availability of extra copies of the Circular).

1.4.8       Form of the New Shares
The New Shares will, when issued, be held in dematerialised form.

Qualifying GGBL Shareholders and Renouncees who do not have a GSD Account will be issued letters of allotment. Qualifying GGBL Shareholders and Renouncees who receive letters of allotment are however encouraged to use their letters of allotment to open GSD Accounts.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Those Qualifying GGBL Shareholders and Renouncees with GSD Accounts will have their respective GSD Accounts credited with the number of New Shares allotted to them.

Share certificates will not be issued.

1.4.9       Trading in the Rights
The Rights pertaining to the Offer may only be traded on the GSE during the Rights Trading Period, which commences at 9.00am on 17 October 2011 and closes at 3.00pm on 10 November 2011. U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may transfer Rights only in accordance with Regulation S under the U.S. Securities Act. Shareholders who desire to sell all or some of their Rights on the GSE should contact their brokers, or the Sponsoring Broker at the address below:

IC Securities (Ghana) Limited,
2, 2nd Ridge Link, North Ridge,
Accra
Tel: +233 21 252621
Fax: +233 21 252517

1.5          Application
All applications for shares under the Offer must be in whole numbers and no purported application for fractions of a share will be accepted.

1.5.1       Shareholders and Renouncees
Shareholders wishing to take-up some or all of their Rights must complete the appropriate sections of the accompanying Application Form in order to exercise their Rights. Qualifying Shareholders are allowed to apply for Extra Shares. This can be done under Part I of the Application Form.

Persons resident in the United States or who hold shares or Rights for the account of beneficial owners resident in the United States may transfer Rights only in accordance with Regulation S under the U.S. Securities Act. Shareholders are otherwise allowed to renounce in part or in full their Rights in favour of a third party at their own option by completing Sections 7 and 8 of Part I of the Application Form. Renouncees should complete Part II of the Application Form and submit it, together with the Renouncer’s and Renouncee’s valid ID, to the Receiving Agent or Receiving Bank.

Should a Qualifying Shareholder desire to renounce his/her/its Rights in favour of more than one person or legal entity; he, she or it should list the names of the persons or legal entities, stating the number of Rights renounced in favour of each Renouncee in Section 8 of Part I of the Application Form. Each Renouncee must then complete one Renouncee Section of Part II of the Application Form and submit it, together with payment for the shares applied for, to the Receiving Agent or Receiving Bank.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

1.6          Escrow Accounts

All application monies collected will be deposited into one of four Escrow Accounts with the following numbers:

•	GHS Current Account	-	0100104428900
•	USD FEA Account	-	8701504428900
•	EUR FEA Account	-	9301504428900
•	GBP FEA Account	-	2801504428900

All the Escrow Accounts are held at Standard Chartered Bank Ghana Limited, High Street. A copy of the Escrow Accounts Agreement has been lodged with the SEC.

1.7          Allotment

The allotment of shares to applicants will be:

a.	first to satisfy all duly completed applications from Qualifying Shareholders and their Renouncees as pertains to Qualifying Shareholders’ Rights in the Offer; then to
b.	satisfy all duly completed applications from Qualifying Shareholders and Renouncees for Extra Shares, pro-rating where necessary.

To the extent that applications for Extra Shares received are more than the available number of unsubscribed Rights under the Offer, the Directors of the Company may allot fewer ‘Extra Shares’ than applied for. The Company and its Advisors will determine an appropriate allotment strategy, which will be communicated to the regulators and to the investing public.

1.8          Refund

If any application is not accepted or is accepted for a smaller number of shares than applied for, the balance of the amount paid on application will be returned to the Receiving Agent or Receiving Bank not later than the Refund Commencement Date for onward distribution to applicants. GGBL will announce such refunds through a national daily newspaper with wide circulation within 72 hours of the making of such refunds.

If GGBL does not make refunds of extra application monies to the Receiving Agent or Receiving Bank by the Refund Commencement Date then GGBL will pay to investors, interest (calculated on a per annum basis) on the unpaid amounts after the Refund Commencement Date at the prevailing Bank of Ghana prime rate for each day of default until the refund is made to the Receiving Agent or Receiving Bank.

1.9          Payment

Payment for GGBL Shares must be in full on application. Payment by instalments will not be accepted. IC Securities reserves the right to reject multiple applications, applications not paid for in full or to be paid by instalments. Payment may be made in Ghana Cedis, United States Dollars, Euros, British Pound Sterling, or a combination of any of these. For the avoidance of doubt, GGBL and the Sponsoring Broker reserve the right to convert applications made in foreign currency into Ghana Cedis at the point of application, using prevailing exchange rates. In this regard, the Ghana Cedi equivalent of the amount being paid by the applicant and the corresponding number of shares being acquired under the Offer will be communicated to the applicant at the point of application. Payment may be in cash, cheque, postal, and money order. Cheques, postal and money orders, which will be presented for payment, should be made payable to GGBL RIGHTS ISSUE and should be crossed and marked “COMMISSION TO DRAWER’S ACCOUNT”. This endorsement must be signed by the drawer. Applications in respect of which cheques are returned unpaid will be rejected. Bank commissions and transfer charges on application monies must be paid by the applicant.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

1.10        Lodgement of Completed Application Forms

All Qualifying Applicants resident in Ghana must deliver or lodge their duly completed Application Forms at the offices of the Receiving Agent or Receiving Bank, whose details are provided in Part 8 of this Circular by 5 pm on the Offer Closure Date.

Qualifying Applicants not resident in Ghana must deliver or lodge their duly completed Application Forms by scanning and emailing them to the Sponsoring Broker at ggblrightsissue@icsecurities.com. Original completed Application Forms should then be mailed to IC Securities (Ghana) Limited through a registered mail service.

Applicants who choose to mail their Application Forms to the Receiving Agent are advised to use registered mail services. However, all documents mailed to the Receiving Agent by applicants will be at the applicant’s own risk, and GGBL may treat applications not received by 5 pm on the Offer Closure Date as invalid.

Applicants are to note that Application Forms must be lodged at the same Receiving Agent office where payment is made for the shares applied for. The Receiving Agent will acknowledge receipt of Application Forms and funds from Qualifying Applicants.

1.11        Cost of the Offer

The total cost of the Offer is not anticipated to exceed 5.00% of the amount being raised. GGBL will pay all fees out of the proceeds of the Issue. Below are the summarised details of the cost of the Offer:

Item	Amount GHS	% of Offer
Professional and Advisory Fees (Legal due diligence, accounting due diligence, financial advisory, management advisory, media advisory, etc.)	385,918	0.55
Commissions	365,960	0.52
Regulatory Fees (GSE, SEC, and Registrar General)	461,500	0.66
Media publicity, marketing, printing, logistics, VAT etc.	286,622	0.41
TOTAL ESTIMATED COST	1,500,000	2.14
Exhibit 4: Cost of the Offer

1.12        Offer Statistics

Key details of the Offer are:

Authorised Shares	400,000,000
Issued Shares	164,671,475
Price per share (GHS)	1.50
Ordinary Shares to be issued under the Offer	46,666,667
Expected Shares outstanding after Offer	211,338,142
Expected proceeds from the Offer (GHS)	70,000,000
Exhibit 5: Offer Statistics

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Part 2 - GHANA ECONOMIC OVERVIEW

2.1	Political Background

Ghana operates a unitary republic based on a constitution, approved by referendum in 1992: the 1992 Constitution. The Ghanaian Constitution is based on the United States model. The President is elected by universal suffrage and serves a maximum two four-year terms.

Ghana has a robust democratic political system which has consistently conducted peaceful elections over the last two decades. In 2008, Ghana held its fifth consecutive democratic elections under the Fourth Republic. The next democratic elections are expected to take place in late 2012.

The benign political environment is expected to continue in the medium to long term as support from the international community and robust state institutions ensure that the risks of political unrest are reduced.

2.2	Historical Performance

Ghana has recorded strong economic growth in the last five years, recording an average annual real GDP growth rate of 5.97% between 2006 and 2010. Growth peaked in 2008 at 8.43%, driven by the construction and services sector. However in 2009, growth slowed to 4.66% mainly due to increased public spending in 2008, the global financial downturn and inflationary pressures. Excessive spending in 2008 drove the country’s budget deficit to about 20% of GDP as at the end of 2008. In 2009, the Government of Ghana implemented austerity measures and spending cuts to curtail its overall budget deficit and place the country on a stronger growth trajectory.

In 2010, the GSS rebased the country’s national accounts series from a 1993 base year to a 2006 base year. The change in base year resulted in a change in the national accounts which effectively qualified Ghana as a middle income country. As a result of this, the GSS' GDP figures for 2010 showed a GDP per capita of approximately USD 1,320.

The services sector is now the largest contributor to GDP, accounting for about half of Ghana’s GDP output in 2010. The services sector grew at an average annual growth rate of 7.68% from 2006 to 2010. Agriculture, which employs most of the labour force, contributed about 28% to GDP, averaging annual growth rates of 4.53% from 2006 to 2010.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Exhibit 6: GDP Growth and GDP Per Capita at Current Prices1

2.3	Monetary and Fiscal Policies

The BoG has adopted a monetary policy which is aimed at balancing the containment of inflation and spurring economic growth. The inflation rate has significantly reduced from the record highs seen in July 2009 when year-on-year inflation measured above 20%2. As at May 2011, year-on-year inflation had settled at 8.90%. To foster growth, the BoG has consistently cut its prime rate which was 18% at the end of 2009 to the current rate of 13.0%. However, rate cuts by the BoG have not stimulated credit growth as commercial lending rates have failed to follow the trend of the prime rate. The BoG also faces a further challenge of managing extra liquidity from oil revenues which may require policy tightening.

The focus of the Government’s fiscal policy is to contain the country’s fiscal deficit and bring it down to 5% of GDP in 2011.3 The Government has implemented measures to improve its revenue collection to help plug its fiscal deficit. Key to the Government’s initiatives to improve its revenue collection is the creation of the GRA in 2009. The GRA serves to integrate management of domestic tax and customs duties, modernise domestic tax and customs operations and integrate the IRS and VATS into domestic tax operations on functional lines. The Government’s efforts will be aided by higher tax revenues from an expanding gold mining sector, booming cocoa prices and commercial oil production. The Government is also committed to widening the tax base of the economy by targeting the informal sector.

2.4	Outlook

Beyond 2011, the production of commercial oil, which commenced at the end of 2010, could potentially mark a structural shift in Ghana’s economy. Additional funds from oil revenues will support government spending and substantially reduce the fiscal deficit and public borrowing. The IMF estimates that the government could receive cumulative revenue of USD 20 billion from the Jubilee Field by 2030.

1 Source: International Monetary Fund, World Economic Outlook Database, April 2011
2 Source: Economist Intelligence Unit: Country Report January 2011
3 Source: Economist Intelligence Unit: Country Report January 2011

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Growth in the industry and services sectors is expected to continue, spurred by a rising middle class with an appetite for goods and services. Most reputable observers, including the IMF and the Economic Intelligence Unit believe that real GDP growth over the next several years will be strong. Key sectors to benefit from this strong growth will be the banking, insurance, fast moving consumer goods, and real estate.

2.5	Regulatory Environment

Generally companies operating in the food and beverage distribution industry are required to comply with the following key statutes:

•	The Food and Drugs Act, 1992, (PNDCL 305B) (the “Food and Drugs Act”), including operational guidelines issued under this legislation.
•	The Standards Authority Act, 1973 (NRCD 173) and Ghana Standards Board (Food, Drugs and other goods) General Labelling Rules, 1992 (LI 1541);
•	The Environmental Protection Agency Act (Act 490) and Environmental Assessment Regulations, 1999 (LI 1652);
•	The Customs Exercise and Preventive Service (Management) Act 1993, P.N.D.C.L. 330; and
•	The Factories, Offices and Shops Act, 1970 (Act 328) (the “Factories Offices and Shops Act”).

A summary of the main regulatory authorities in the food and beverage industry and their regulatory activities are as follows:

i.	The Food and Drugs Board
The FDB sets standards for the manufacture and sale of food and beverages as well as ensuring the strict adherence to these standards by companies that operate in the industry. The regulatory activities of the FDB include the regulation of foods, cosmetics; household chemical substances; drugs; medical devices; veterinary products; tobacco, narcotics and psychotropic substances control.

The FDB also regulates product registration and manufacturing establishment/premises licensing; and evaluation of promotional materials (Advertisements). The FDB is also mandated to advise the Minister of Health on (i) matters relating to the administration and implementation of the Food and Drugs Act; (ii) measures for the protection of the health of consumers; and the preparation of effective regulations for the implementation of the Food and Drugs Act. In co-operation with the Standards Authority, the FDB is mandated to ensure adequate and effective standards for food and drugs and monitors compliance with the Food and Drugs Act.4

ii.	The Standards Authority
The functions of the Standards Authority (formerly the Ghana Standards Board”) are among others to:
•	prepare, frame, modify, or amend specifications and promulgate standard specifications including endorsing international specifications as for use in Ghana;
•	to promote research in relation to specifications; and to provide for the examination and testing of goods, commodities, processes, and practices;
•	to provide for the registration and regulation of the use of standard marks;
•	to collect and disseminate information relating to standardisation and related matters, including the publication of reports, pamphlets, booklets, journals, and any other publication;
•	to assist government departments, local authorities and other public bodies on standards and related issues; and
•	undertake inspection services, product certification and promote quality management systems in industry.

4 Food and Drugs Act, 1992, (PNDCL 305B), as amended by the Food and Drugs Amendment Act, 1996, Act 523.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

iii.	The Environmental Protection Agency
The EPA is the statutory body mandated to protect the environment and regulate environmental management in Ghana. The functions of the EPA are among others to:

•	prescribe standards and guidelines relating to environmental pollution;
•	ensure compliance with environmental impact assessment procedures in the planning and execution of projects;
•	promote the maintenance of sound ecological systems, effective planning in the management and protection of the environment; and
•
investigate environmental issues and generally advise the Minister of Environment on these, the formulation of policies on the environment and make recommendations for the protection of the environment.5

In the performance of its regulatory functions, the EPA monitors manufacturing industries and ensures compliance with environmental regulations and standards.

iv.	The Ghana Revenue Authority
The Customs Division of the GRA is responsible for monitoring, supervising, co-ordinating and collection of import and export duties, import VAT, petroleum tax, import excise duties and other taxes. The Customs Division also ensures licensing and registration of manufacturers of goods (including excisable goods), takes account of all dutiable goods manufactured and collects the assessed duties. In addition to these functions, the Customs Division is also responsible for enforcing laws on import and export restrictions and prohibitions as well as the collection of the revenues indicated.

v.	The Department of Factories Inspectorate (“Factories Inspectorate”)
The Factories Inspectorate is the body responsible for occupational health and safety regulation in Ghana. As a regulator, the activities of the Factories Inspectorate include:

•	inspections of workplaces to ensure that the reasonable standards of safety and health of workers are maintained;
•	registration of Factories and issuance of certificates of registration;
•	supervision of statutory examination and or test of potentially hazardous plant and equipment to ensure safe operation;
•	approval of building plans for premises intended for use as factories to ensure adequate and satisfactory provisions for health and safety of employees;
•	investigation of occupational accidents and dangerous occurrences; and
•	Prosecution of offences under the Factories, Offices and Shops Act.

5Environmental Protection Agency Act (Act 490), Section 2.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Part 3 – GUINNESS GHANA BREWERIES LIMITED

3.1	Corporate History and Background of GGBL

GGBL is the leading premium drinks business in Ghana and has an outstanding collection of popular brands across spirits, stout, lagers, ready-to-drink (“RTD”), soft drinks and non-alcoholic malt brand categories.

The Company was incorporated in Ghana as a private company on the 29 of August 1960 for the purpose of promoting the sale of imported Guinness Foreign Extra Stout. In 1970, work started on a brewery and bottling plant in Kumasi for the production and sale of Guinness Stout, and on 12 November 1971, commercial production began and the product was formally launched in December 1971.

At the time of its incorporation the company’s shareholding was: Guinness Overseas Limited 63.75% and Atalantaf Limited 36.25%. Following the promulgation of the Investments Policy Decree 1975 (NRCD 329) the shareholding changed. The Government of Ghana acquired 40%, Guinness Overseas Limited had 28.68%, Atalantaf had 16.32% and the Ghanaian Public had 15%. The Company was listed on the Ghana Stock Exchange on August 23, 1991 and was one of the first companies to list on the GSE.

In 1997, Guinness Plc and Grand Metropolitan Plc merged to form Diageo Plc (“Diageo”). In 2004, Guinness Ghana Limited acquired Ghana Breweries Limited, owned by Heineken International BV, and changed its name to Guinness Ghana Breweries Limited. Diageo held 51% of the new entity, through its wholly-owned subsidiary Diageo Highlands BV, Heineken and SSNIT held 20% and 11% of the shares respectively. The remaining shares were held by the general public.

The majority shareholder of GGBL, Diageo is the world's leading premium drinks business with brands that include Johnnie Walker, Crown Royal, J&B, Windsor, Buchanan's and Bushmills whiskies, Smirnoff, Ciroc and Ketel One vodkas, Baileys, Captain Morgan, Jose Cuervo, Tanqueray and Guinness.

Diageo trades in about 180 markets, employing over 20,000 people with offices in 80 countries and manufacturing facilities across the globe. Diageo is listed on both the London Stock Exchange and the New York Stock Exchange.

3.2	Capital Structure of GGBL

As at the date of the Offer Circular, GGBL’s capital structure consisted of:

Class of Shares	Authorised Shares	Issued Shares	Stated Capital
Ordinary Shares	400,000,000	164,671,475	GHS	26,252,000
Exhibit 7: GGBL capital structure

3.3	Services, Products and Key Business Activities

GGBL is authorised to operate as a brewer of alcoholic and non-alcoholic beverages and is also authorised to import and distribute beverages in Ghana. The Company produces and imports a diverse range of alcoholic and non-alcoholic brands for consumers in Ghana. The brand portfolio of GGBL covers the lagers, stout, spirits, RTD and non-alcoholic malt categories.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Below is a non-exhaustive list of GGBL’s brands:

Lager	Stout	Non-Alcoholic Malt	Ready-to-Drink	Spirits
• Star • Gulder	• Guinness	• Malta Guinness • Amstel Malta • Malta Guinness Quench • Alvaro	• Smirnoff Ice • Gordon’s Spark	• Johnnie Walker Red Label • Johnnie Walker Black Label • Smirnoff Vodka • Gordon’s London Dry Gin • Baileys • J&B • Gilbeys
Exhibit 8: GGBL Brands

GGBL operates two breweries, one in Accra and the other in Kumasi. The Kumasi brewery, located at Kaasi, produces about 50% of the Company’s annual production target. It is also the head office of the Company. The second brewery is located in Achimota. Since 2008, the Company has invested in capacity expansion which includes the installation of two new production lines, new fermentation vessels and a water storage system which will ensure that the Company has adequate water supply for its production processes.

GGBL operates through a network of fifty-eight (58) key distributors who distribute GGBL products to approximately 7,000 retail on-trade consumption outlets and a number of small formal off-trade customers. The Company recently rationalised its logistics partners and outsourced its warehousing management system.

3.4	Top 20 Shareholders

As at 31 May 2011, the 20 largest holders of GGBL’s ordinary share capital were:

Shareholder	Number of Shares	% of Issued Capital
DIAGEO HIGHLANDS B.V.	83,982,452	51.00%
HEINEKEN GHANAIAN HOLDINGS B.V.	32,934,295	20.00%
SOCIAL SECURITY & NATIONAL INS.TR.	18,151,032	11.02%
SCBN/BBH (LUX) SCA CUSTODIAN FOR	10,601,722	6.44%
SCBN/HSBC-FUND SERVICES A/C 500	1,949,765	1.18%
JL FALCON GLOBAL FUND	1,012,700	0.61%
SCBN/JPMC CORONATION AFRICA	825,077	0.50%
SCBN/CITIBANK LONDON ROBECO A.F NV	454,200	0.28%
SCBN/SSB & T RUSSEL T.C.C. EMP	426,600	0.26%
SIC INSURANCE COMPANY LIMITED	400,000	0.24%
SCBN/UNILEVER GHANA PROVIDENT FUND	300,059	0.18%
ENTERPRISE INSURANCE CO. LTD.	300,000	0.18%
STD NOMS TVL PTY/BNYM/SANV/	299,200	0.18%

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Shareholder	Number of Shares	% of Issued Capital
SCBN/CHASE OFFSHORE 6179C	288,561	0.18%
SCBN/UNILEVER GHANA MANAGERS'	266,217	0.16%
SCBN/RBC DEXIA INVESTOR SERVICES	217,200	0.13%
GHANA REINSURANCE ORGANISATION	200,000	0.12%
STD NOMS (TVL) PTY/	188,400	0.11%
TEACHERS FUND	186,264	0.11%
SAFO-NYAME	167,533	0.10%
Sub-total	153,151,277	93.00%
Others	11,520,198	7.00%
Total	164,671,475	100.00%
Exhibit 9: 20 Largest Shareholders of GGBL

3.5	Board of Directors and Corporate Governance Structures

GGBL is committed to achieving the highest standards of corporate governance, corporate responsibility and risk management when conducting its business. The Company ensures that it conducts its business activities in accordance with all laws and regulations which govern its business activities. The Board of Directors and the management team are responsible for ensuring that GGBL achieves and maintains a high standard of corporate governance and practices.

3.5.1	Board of Directors

GGBL has a ten member Board comprising of two full time executive directors and eight non-executive directors. The Board consists of highly qualified individuals with diverse professional experiences. The core role of the Board is to promote the success of the Company by providing direction and supervision in the Company’s affairs. Among other roles, the Board:

•	provides leadership of the Company within a framework of prudent and effective controls which enable risks to be assessed and managed;

•
provides input into the development of the long-term objectives and overall commercial strategy for the Company and is responsible for the oversight of the Company’s operations while evaluating and directing the implementation of the Company’s controls and procedures;

•
provides oversight of the Company’s strategic aims, ensuring that the necessary financial and human resources are in place for the Company to meet its objectives, as well as reviewing management performance;

•	upholds the Company’s values and standards and ensures that its obligations to its shareholders and other stakeholders are understood and met; and

•	ensures timely and accurate financial reporting to shareholders.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

3.5.2	Profiles of Board Members

David Harlock, Board Chairman, British, Age - 50
David Harlock was appointed the Board Chairman in June 2009. He is a qualified solicitor and has worked with Diageo since 1995. He is currently the Associate General Counsel for Mergers, Acquisitions and Global Functions for Diageo.

Ekwunife Okoli, Managing Director, Nigerian, Age - 54
Ekwunife Okoli was appointed as the Managing Director and Vice Chairman on 01 July 2009. Prior to his appointment, he was the Managing Director for Guinness Cameroon. He brings to the position a wealth of experience having worked in for Diageo for over 20 years in different capacities.

Robert Pilkington, Finance Director, South African, Age - 48
Robert Pilkington has occupied the role of Finance Director since May 2008. Prior to his appointment he occupied Senior Finance roles in Brandhouse – a Diageo affiliated Drinks Company in South Africa.

Joseph Woahen Acheampong, Non-Executive Director, Ghanaian, Age - 67
Joseph Woahen Acheampong is a Professor of medicine and a consultant physician. He has been on the GGBL Board since 1994.

Ebenezer Magnus Boye, Non-Executive Director, Ghanaian, Age - 76
Ebenezer Magnus Boye is a former Director of Ghana Breweries Ltd. He is currently on the board of Barclays Bank of Ghana Limited and has served on a number of public and private boards including Unilever Ghana Limited and Ghana Ports and Harbours Authority. He was appointed to the GGBL Board on 20 July 2004.

Stephen C. Gannon, Non-Executive Director, British, Age - 52
Stephen C. Gannon is the Managing Director of Guinness Cameroun Hub and has held this position since April 2009. He was appointed to the Board of Guinness Ghana Breweries Limited on 02 February 2011.

James Kweku Inkoom, Non-Executive Director, Ghanaian, Age - 57
James Kweku Inkoom is currently the General Manager for MIS at the Social Security and National Insurance Trust (“SSNIT”) and has worked with SSNIT since 1976 in several senior positions. He was appointed to the GGBL Board on 04 May 2011.

John Lloyd, Non-Executive Director, British, Age - 50
John Lloyd has been with Diageo since 1996 and has extensive international experience in spirits and wines having worked in Great Britain and Australia. He is currently a director for New Business Ventures, Diageo Africa and was appointed to the GGBL Board on 02 October, 2008.

Zooullis Mina, Non-Executive Director, South African, Age - 50
Zooullis Mina is the Financial Director for Heineken Africa and Middle East and has held this position since 2008. He was appointed to the Board of GGBL on 02 February 2011.

Paul Victor Obeng, Non-Executive Director, Ghanaian, Age - 63
Paul Victor Obeng is the Chief Consultant of OB Associates and the Chairman of the National Development Planning Commission. He has also held various high profile positions in Ghana’s political landscape. He was appointed to the GGBL Board on 04 August 1998.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Name	Educational Background	Other Current Directorship	Other Previous Directorships	Period served on the GGBL Board
David Harlock	▪ LLB ▪ Solicitors professional exam	▪ Diageo Holdings Netherlands BV	▪ N/A	2 years

Ekwunife Ndubuisi Okoli	▪ Bsc in Marketing ▪ MBA ▪ Fellow, Nigeria Institute of Marketing	▪ N/A	▪ Guinness Cameroun S.A.	2 years

Robert Pilkington	▪ ACCA, South Africa	▪ N/A	▪ Venture Director Seagrams Africa	3 Years

Joseph Woahen Acheampong
▪ MBCHB (Professor of
      Medicine);
▪ Bachelor of Medicine;
▪ Bachelor of Surgery ;
▪ Specialist in Internal Medicine;
▪ Specialist in Kidney diseases
      and hypertension;
▪ Fellow of the West African
      College of Physicians;
▪ Fellow of the Ghana College of
      Physicians;
▪ Fellow of the Ghana Medical
      Association; and
▪ Knight of St Sylvester, the
      Pope.

▪ Council of the Ghana College of
      Physician and Surgeons;
▪ Board of Directors of The China
      European International Business
      School;
▪ KNUST, Executive Board;
▪ KNUST School Of Medicine
      Board;
▪ Member of The College of Medical
      Sciences, KNUST; and
▪ Member of the African American
      Genome Association.
			▪ KNUST Health Services Board; ▪ Ghana Board of Atomic Energy and Radiotherapy.	17 Years

Ebenezer Magnus Boye	▪ Fellow CA, Ghana ▪ Fellow of FCCA, UK	▪ Barclays Bank of Ghana Limited ▪ Trustee of the Unilever Foundation ▪ Upper Quarry Limited
▪ Unilever Ghana Limited
▪ Ghana Breweries
      Limited
▪ Golden Life Assurance
      Company
▪ Ghana Ports and
      Harbour Authority
▪ Ghana Road Fund
      Board
▪ Kumasi Brewery
      Limited
▪ CDH Financial Services
▪ CDH Insurance
▪ Ghana Plant Pool
▪ Graphic
      Communications
▪ Aviance Company
      Limited
▪ Cape Coast Quarry
7 years

Stephen Christopher Gannon	▪ Bachelor of Science Hons Biochemistry	▪ Guinness Cameroon SA ▪ Sierra Leone Breweries LTD	▪ Edward Dillon & Co ▪ Seychelles Brewery	5 months

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Name	Educational Background	Other Current Directorship	Other Previous Directorships	Period served on the GGBL Board
James Kweku Inkoom	▪ MA, University of Ghana, Legon, (2005) ▪ BSc, Computer Science, KNUST, Kumasi, (1986) ▪ Diploma in Data Processing, KNUST, Kumasi, (1982)	▪ N/A	▪ N/A	5 months

John Lloyd	▪ Bachelor of Science in Agricultural Economics	▪ New Business Ventures, Diageo Africa ▪ Diageo Foundation ▪ Diageo Brands Nigeria	▪ N/A	2 years and 9 months

Zooullis Mina	▪ Bachelor of Accountancy ▪ Bachelor of Commerce ▪ Chartered institute of Accountants, SA ▪ Chartered Institute of Management Accountants, UK	▪ Namibia Breweries ▪ DHN drinks (Pty) Ltd. ▪ Tempo Breweries LLC	▪ N/A	5 months

Paul Victor Obeng	▪ Bachelor of Science Mechanical Engineering ▪ Fellow Ghana Institute of Engineers
▪ OB Associates;
▪ Council of KNUST;
▪ National Development Planning
      Commission;
▪ Fidelity Bank Ltd;
▪ Mining and Construction
      Company Limited, MBC;
▪ The Ghana Agro Foods Company
      (GAFCO);
▪ Ningo Salt Ltd;
▪ High Level Panel for
      Infrastructure Investment for
      the G20;
▪ Raphal Medical Centre, Tema
▪ Paros Limited
			▪ Ghana Investment Promotion Centre; ▪ SOS Ghana; ▪ Golden Development Holdings Co. ▪ Hotel Investment Limited. ▪ Asante Kotoko Football Club; and ▪ Dufie Dansk Breeding Ltd	13 years
Exhibit 10: Summary of Board Members' Details

Guinness Ghana Breweries Limited – Renounceable Rights Issue

3.6	Board Committees

Executive Management Committee
Members	Role
Ekwunife Okoli Robert Pilkington Patrick Awotwi Elizabeth Arhin Steve Waters Nana Yaa Ofori-Atta Afua Oduro Asante
The Executive Management Committee which comprises the Managing Director and all the other functional directors is responsible for the day to day management of the Company and for all the operational aspects of the business. The Executive Management Committee meets regularly to review the performance of the business, to assess the operations of the business, to devise and implement strategic pathways for the Company and to ensure that adequate internal controls are in place. It also identifies the Company’s risk profile and ensures that all the relevant steps are taken to mitigate and address said risks.

Exhibit 11: Executive Management Committee

Audit Sub-Committee
Members	Role
Joseph Woahen Acheampong Ebenezer Magnus Boye Robert Pilkington
The Audit Sub-Committee (“ASC”) of the Board is comprised of three directors of whom two are non-executive directors. It is chaired by a non-executive director and is required to exert a high level of oversight over, and scrutiny into, the Company’s operations and financial reporting and internal controls and compliance systems. The ASC assists the Board in fulfilling its oversight responsibilities in relation to the integrity of the financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and remuneration, the performance of the internal compliance function and the performance of GGBL’s independent auditors. The ASC ensures that recommendations by the auditors and the ASC itself, for procedural improvements and rectification, are duly completed by the Company.

Exhibit 12: Audit Sub-Committee

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Nominations Committee
Members	Role
David Harlock Paul Victor Obeng James Kweku Inkoom Robert Pilkington
The Nominations Committee which is chaired by a non-executive director is comprised of four directors of whom three are non-executive directors. The Nominations Committee makes recommendations to the Board on all matters concerning corporate governance and directorship practices including development of corporate governance guidelines, evaluation of the Board, Committees and individual directors, identification and selection of new Board nominees, and oversight of the Company’s policies relating to social and environmental issues. The Nominations Committee also evaluates and determines compensation policies and recommends compensation for non-executive directors.

Exhibit 13: Nominations Committee

3.7	Human Resources and Senior Management

GGBL’s human resource policy is to recognise and celebrate the achievements of its employees. The Company believes in the creation of a nurturing work environment where the Company and its employees are guided by its values. The Company therefore strives to build great relationships between its managers and other employees.

Working conditions in GGBL ensures that the Company stands out among jobseekers as it continues to attract the best talent in Ghana and other countries. As at April 2011, GGBL employed 636 permanent employees and 16 contract employees. GGBL also had approximately 641 third party employees working on its site.

The exhibit below shows the profiles of GGBL’s senior management team.

Name	Position	No. of years with Diageo and GGBL	Roles and Responsibilities
Ekwunife Ndubuisi Okoli	Managing Director	29 years with Diageo and 2 years with GGBL
Responsible for developing the organizational capability in GGBL and delivering business performance through effective management and cross-functional ways of working. Accountable for the delivery of the total Ghana business plan including addressing challenges and shortfalls.

Patrick Awotwi	Sales Director	4 years with GGBL	Responsible for developing and implementing strategic plans that contribute to the delivery of volume, and profit growth, increased market share and winning at the point of purchase.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Name	Position	No. of years with Diageo and GGBL	Roles and Responsibilities
Stephen Andrew Waters	Product Supply Director	13 years with Diageo and 2 months with GGBL.
Responsible for providing the required quantities of product at the right quality, on time, and in full to all its customers in an environmentally responsible and safe way. Responsible for driving down costs of goods sold through more effective manufacturing and distribution.

Afua Oduro Asante	Legal Counsel & Company Secretary	1 year 5 months with GGBL.	Responsible for ensuring that GGBL achieves its business objectives in a legally compliant way as well as providing company secretarial services.

Robert Pilkington	Finance Director	16 years with Diageo and 3 years with GGBL.
Responsible for delivering commercial support and ensuring the business operates to the highest level of corporate governance as well as meeting all wider group and local fiduciary reporting requirements.

Elizabeth Arhin	Human Resources Director	5 years with GGBL.	Responsible for leading and managing the talent agenda of GGBL and ensuring that there is effective succession planning and development of employee skills.

Nana Yaa Ofori-Atta	Corporate Relations Director	2 months with GGBL.	Responsible for protecting and promoting Diageo’s reputation with its principal government, media, and community stakeholders through the delivery of a corporate relations strategy.
 Exhibit 14: Roles and Responsibility of Senior Management

Guinness Ghana Breweries Limited – Renounceable Rights Issue

3.8	Organisational Structure of GGBL

Exhibit 15: GGBL Organisational Chart

3.9	Compensation Schemes

GGBL operates two employee benefit schemes for its employees. These are:

Defined Contributions Plan
i.	Social Security and National Insurance Trust (“SSNIT")
Under a three tiered National Pension Scheme, GGBL contributes 13% of employees’ basic salary to SSNIT for employee pensions. The Company’s obligation is limited to the relevant contributions. SSNIT is responsible for pension liabilities and obligations.

ii.	Provident Fund
GGBL has a provident fund scheme for staff under which the Company contributes 12% and 15% of staff basic salary for junior staff and senior staff respectively. The obligation under the pension fund scheme is limited to the relevant contribution.

Defined Benefit Plan
i.	End of Service Benefits
The Company has an end of service plan that has been designed to help its permanent junior staff build up savings over a period of time to meet their future financial obligations. The Company contributes 5% of the employee’s monthly basic salary to the end of service plan on a monthly basis. The plan is not funded and has no interest bearing in the individual’s account.

The fund end of service benefit plan is managed internally by GGBL and accrual for the fund liability is made on monthly basis. Any employee who leaves GGBL on grounds of ill-health, redundancy or retirement will be entitled to 100% of the contributions in that employee's account, or two years of basic salary, whichever is higher.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

3.10	Remuneration of Directors

As at the date of this Document and the most recently available audited financials of GGBL, all the Directors of GGBL have been paid the following in remuneration:

Title	FY 2010 (GHS)	9M 2011 (GHS)
Executive Directors	1,674,470	1,190,498
Non-Executive Directors	56,000	28,516
Total	1,730,470	1,219,014
Exhibit 16: Breakdown of Remuneration of Directors Full Year 2010 and 9-months 2011

Year	GHS ‘000
9 months - 2011	1,219
FY - 2010	1,730
FY - 2009	1,326
FY - 2008	395
Exhibit 17: Aggregate Remuneration of Directors for Full Year 2008 to 9-months 2011

3.11	Material Contracts

GGBL’s material contracts relate to the normal course of its business and are mainly contracts (i) providing it with technical assistance for its business; (ii) granting it the right to manufacture and distribute its various products in Ghana; and (iii) licences to use the trademarks for its various products. In the three-year period preceding this Circular, GGBL has executed the following contracts:

•	a Brewing and Distribution Agreement with Diageo Ireland dated 01 July 2008 in respect of Guinness brands including Malta Guinness and Guinness Foreign Extra Stout;

•	a Technical Assistance Agreement with Heineken Supply Chain B.V (“Heineken”) dated 01 July 2008 in respect of Heineken’s brands and Star;

•	a Trademark Licence Agreement with Diageo Ireland dated 01 July 2008 in respect of all Guinness brands including Malta Guinness and Guinness Foreign Extra Stout;

•	a Trademark Licence Agreement with Premium Beverages International B.V dated 01 July 2008 in respect of Gulder and Maltina;

•	a Trademark Licence Agreement with Amstel Brouwerij B.V dated 01 July 2008 in respect of Amstel Malt;

•	a Production and Distribution Agreement with Diageo Brands BV dated 01 July 2008 in respect of Gordon Spark;

•	a Production and Distribution Agreement with Diageo Great Britain Limited dated 10 July 2009 in respect of Alvaro;

•	a Production and Distribution Agreement with Diageo North America Inc., dated 10 July 2009 in respect of Smirnoff Ice;

•
a Distribution Agreement between Diageo Brands BV, Diageo North America Inc., R&A Bailey & Co and Diageo Scotland dated 28 July 2010 in respect of the Spirits brands including Johnnie Walker, Baileys and Gordon’s Dry Gin; and

Guinness Ghana Breweries Limited – Renounceable Rights Issue

•
an Exclusive Rights Agreement between Diageo Brands BV, Diageo North America Inc., R&A Bailey & Co and Diageo Scotland dated 30 November 2010 (Grant of Exclusive Rights) in respect of the Spirits brands including Johnnie Walker, Baileys and Gordon’s Dry Gin.

The Technical Services Agreement with Heineken and all the trademark licence agreements are at various stages of registration with the Ghana Investment Promotion Centre in accordance with the provisions of the Technology Transfer Regulations, 1992 (LI 1547).

3.12	Litigation

At the date of this Circular, no legal proceedings, legal arbitration, statutory or other proceedings involving GGBL were pending or threatened the results of which might have a material adverse effect on the financial position, profitability or operations of GGBL.

3.13	Disclosure of Interests by Directors

As at the date of this Document, the following Directors held directly or indirectly relevant interests in GGBL Shares:

Director	Number of Shares
Joseph Woahen Acheampong	2,555
Ebenezer M. Boye	1,000
Total	3,555
Exhibit 18: Disclosure of GGBL Directors

The directors do not have any intention to realise or transfer any part of their interests in the issue within a period of two years of the date of this Circular.

3.14	Disclosure of Interests by Advisors

As at the date of this Document:

i.	IC Securities holds no GGBL Shares. No employee or principal of IC Securities holds any interest in any GGBL Shares;

ii.	Bentsi- Enchill Letsa & Ankomah holds no shares in GGBL. However three members of BELA hold a minimal number of GGBL shares in their personal capacity; and

iii.	Ernst & Young holds no GGBL Shares. No employee or partner of Ernst & Young holds any interest in any GGBL Shares.

3.15	Other Disclosures

None of the Directors of the Company has:

i.	had any convictions relating to fraudulent offences within the last five years;

ii.
been declared bankrupt or has entered into any individual voluntary arrangements, or been associated with any bankruptcy, receivership or liquidation in their capacity as a director within the last five years;

iii.
been a director or a member of the administrative, management or supervisory body, or a manager of any company within a 12 month period preceding any receivership, compulsory liquidation, creditors voluntary liquidation, administration, company voluntary arrangement or any composition or arrangement with such company's creditors generally or any class of creditors of such company;

Guinness Ghana Breweries Limited – Renounceable Rights Issue

iv.	been a partner of any partnership within a 12 month period preceding any compulsory liquidation, administration or partnership voluntary arrangement of such partnership;

v.	held assets which have been subject of a receivership;

vi.	been a partner of any partnership within a 12 month period preceding any receivership of the assets of such partnership; or

vii.
within the previous five years received any official public incrimination and/or sanction by any statutory or regulatory authorities (including designated professional bodies) and has not been disqualified by a court from acting as a director of a company or from acting in the management or conduct of the affairs of a company.

3.16	Dividend History

The Directors of GGBL have paid the following final dividends per GGBL Share in the preceding five years to this Document.

Financial Year	Dividend Per Share
2010	-
2009	0.0400
2008	0.0485
2007	0.0429
2006	0.0418
Exhibit 19: Dividend History of GGBL

3.17	Risk Management Framework

The Board of Directors has the overall responsibility for the establishment and oversight of the Company’s risk management framework. The Board’s Audit Committee is responsible for monitoring compliance with the Company’s risk management policies and procedures, and for reviewing the adequacy of the risk management framework in relation to the risks faced by the Company.

The Executive Committee meets bi-weekly to discuss corporate plans, evaluate progress reports and action plans to be taken. Risk issues that may have financial reporting implications are brought to the attention of the Finance Director for the necessary action to be taken.

GGBL also uses a PIF, which monitors compliance with internal procedures and processes and also assesses the effectiveness of internal controls. GGBL’s risk management policies are established to identify and analyse the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect the changes in market conditions, products and services offered by GGBL. The Company, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment, in which all employees understand their roles and obligations.

3.18	Risk Factors

Investing in the equities of any entity entails some risks. In considering a subscription to GGBL’s GHS 70 million Renounceable Rights Issue, prospective investors should carefully consider the following potential risks and all other relevant information contained in this Offer Circular.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Political Risk
Potential political unrest is a risk to the operations of any company operating in Ghana including GGBL as it could adversely impact its sales targets. However, Ghana has successfully conducted peaceful elections since the beginning of the fourth Republic in 1992. The democratic process prevailing in the country reduces the risk of significant political unrest.

Economic Risk
The operational results and income of GGBL may depend to an extent on the stability of Ghana’s macro-economy. GGBL like all entities operating within the borders of Ghana is exposed to economic risks associated with the country. The Company's experienced and qualified management team ensures that procedures and systems are in place to minimise the Company’s exposure to adverse economic conditions. However, this cannot provide an assurance that adverse economic conditions will not hamper GGBL’s performance.

Financial Risk
The Company has exposure to the following risks from its use of financial instruments:
•	credit risk;
•	liquidity risk; and
•	market risks.

Share Liquidity Risk
GGBL Shares are listed on the GSE to enable trading in the Company’s shares. However, it is possible that there could be inadequate liquidity in GGBL Shares on the GSE at certain periods, meaning that investors may not be able to sell or buy GGBL Shares whenever they want to and at their desired price.

Dilution Risk
A Qualifying GGBL Shareholder who chooses not to participate or partially participate in the Offer may have his/her/its shareholding diluted if his/her/its unsubscribed rights are allotted to other shareholders of GGBL or renouncees under the Offer.

Operational Risk
The operations of GGBL are dependent on the ability of third parties to deliver critical services to enable GGBL to produce its products. GGBL and its competitors within the brewery industry are exposed to the risk of utility shortfalls such as water supply from their third party providers. The insufficient provision of utility services may adversely impact the operational efficiencies and income of GGBL. The Company has recognised the importance of these utilities to its operations and has taken steps to invest in systems and procedures which help to minimise the impact of utility shortfalls from third parties.

3.19	Additional Information

•
Ernst & Young, the Reporting Accountant, has given and have not withdrawn its written consent to the issue of the Circular with the inclusion herein of its reports in Parts 3 and 5 of the Circular and the references thereto in the form and context in which they appear.

•
Save as disclosed in this Document, there has been no material change in the financial or operating position of GGBL other than in the ordinary course of business since 30 June 2010 the date to which the last audited accounts of GGBL were prepared.

•
Save as disclosed in this Document, GGBL has not engaged in any litigation or arbitration of material importance to affect its financial position, and the Directors are not aware of any such litigation or arbitration.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

3.20	Documents Available for Inspection

Copies of the following documents in respect of the business and affairs of GGBL and the Offer may be inspected at the registered office of GGBL during normal business hours of any working day during the Offer period and at the offices of the Financial Advisor and Sponsoring Broker whose contact details are located in the ‘Advisors to the Issue’ section of this Circular:

i.	The Board resolution dated 19 May 2011 authorising the Offer;

ii.	The resolution passed by shareholders of GGBL at the Extraordinary General Meeting of 14 June 2011 authorising the Offer;

iii.	The Company’s audited annual reports for the five years;

iv.	The Circular;

v.	The Escrow Account Agreement; and

vi.	The Regulations of GGBL.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

3.21	Historical Financial Statements

Ernst & Young Chartered Accountants G15, White Avenue Airport Residential Area P.O. Box KA 16009, Airport Accra, Ghana Tel: +233 2177 4275 / 9868 / 9223 / 2091 Fax: +233 2177 8894 www.ey.com

22 August 2011

The Managing Director
Guinness Ghana Breweries Limited
Accra

Dear Sir,

REPORTING ACCOUNTANTS’ REPORT ON HISTORICAL FINANCIAL STATEMENTS

We have reviewed the audited financial statements of Guinness Ghana Breweries Limited (GGBL) for the years ended 30 June 2006 to 2010 and the Management Accounts for the period ended 31 March 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to issue a report on these financial statements based on our review.

KPMG, Chartered Accountants of Accra have acted as auditors of GGBL throughout the period covered by our review (2006 to 2010). The auditors did not issue a qualified opinion for any of the financial statements of GGBL from 2006 to 2010.

We conducted our review in accordance with the International Standard on Review Engagements 2400. This Standard requires that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review is limited primarily to inquiries of company personnel and analytical procedures applied to financial data and thus provide less assurance than an audit. We have not performed an audit, and accordingly, we do not express an audit opinion.

Our work has been carried out in accordance with the Auditing Guidelines: “Prospectuses and the Reporting Accountant”.

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial statements for 2006 to 2010 do not give a true and fair view (or are not presented fairly, in all material respects) in accordance with International Financial Reporting Standards and in a manner required by the Companies Code 163,(Act 179).

Yours faithfully

Ernst & Young
Chartered Accountants
Accra

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Historical Consolidated GGBL Profit and Loss for the 5-year period ending 30 June, 2010 and 9 months ending 31 March 2011

Statement of comprehensive income
Currency: ¢ 000	FY06	FY07	FY08A	FY09A	FY10A	Mar11UA
Turnover	104,759	124,848	164,441	200,968	206,499	179,290
Cost of Sales	(60,225)	(80,115)	(100,043)	(141,429)	(142,230)	(128,493)
Gross Profit	44,534	44,733	64,398	59,539	64,269	50,797
General Administrative and Selling Expenses	(22,651)	(23,059)	(36,824)	(44,826)	(42,486)	(33,457)
Trading Profit	21,883	21,674	27,574	14,713	21,783	17,340
Other Income/(Charges)	769	1,138	805	85	203	(159)
Profit before Exceptional items, Net Finance Cost and Taxation	22,652		28,379	14,798	21,986	17,181
Exceptional items		(2,494)	-	-	-	-
Profit before Net Finance Cost and Taxation	22,652	20,318	28,379	14,798	21,986	17,182
Net Finance Cost	(3,599)	(5,119)	(5,297)	(7,893)	(26,396)	(16,235)
Net (Loss)/Profit before Taxation	19,053	15,199	23,082	6,905	(4,410)	947
Taxation	(4,044)	(1,105)	(6,412)	(2,326)	(230)	(38)
Net (Loss)/Profit for the year	15,006	14,094	16,670	4,579	(4,640)	909
Minority interest	(3)	2	-	-	-	-
Other Comprehensive Income	-	-	-	-	-
Total Comprehensive Income	15,006	14,094	16,670	4,579	(4,640)	909
Basic earnings per share (Ghana cedi per share)	-	0.09	0.10	0.03	(0.03)	0.01
Diluted earnings per share (Ghana cedi per share)	-	0.09	0.10	0.03	(0.03)	0.01
ROCE	0.16	0.13	0.15	0.03	(0.02)	0.00
Gross Profit Margin	0.43	0.36	0.39	0.30	0.31	0.28
Profit after tax margin	0.14	0.11	0.60	0.31	(0.21)	0.05

Source: Audited Financial Statements and Management Accounts for the nine months period Mar 2011 and FY11
Ref: Lead PL - Section Lead - Lead Schedules

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Historical Consolidated GGBL Balance Sheet for the 5-year period ending 30 June, 2010 and 9 months ending 31 March 2011

Statement of Financial Position
Currency: ¢ 000	Jun 06A	Jun 07A	Jun 08A	Jun 09A	Jun 10A	Mar11A
ASSETS
Non-current assets
Property, plant and equipment	75,103	77,681	93,701	125,393	143,643	152,584
Intangible assets	6,573	254	6,299	9,104	7,291	5,894
Investment		34,960	-	-	-	-
	81,676	80,727	100,000	134,497	150,934	158,478
Current assets
Inventories	18,645	17,433	37,109	28,888	28,627	33,432
Income tax asset		39	-	-
Trade and other receivables	15,443	11,857	16,987	21,798	14,138	6,032
Amount due from related companies	-	3,724	155	221	533
Cash and cash equivalents	4,506	1,234	6,070	13,965	2,849	3,104
	38,594	34,287	60,321	64,872	46,147	42,568
Total assets	120,270	115,014	160,321	199,369	197,081	201,046
EQUITY AND LIABILITIES
Equity attributable to equity shareholders of the parent
Share Capital	26,252	26,252	26,252	26,252	26,252	26,252
Retained Earnings	25,391	33,763	35,913	27,813	18,911	19,820
Capital surplus	295	-	-	-	-	-
Total equity	51,938	60,015	62,165	54,065	45,163	46,072
Non-current liabilities
Medium-term loans	545	27,000	18,000	-	45,989	28,922
Minority interest	95	-	-	-	-	-
Employee benefit obligation	-	-	-	234	490	591
Deferred tax liability	2,905	1,479	9,232	5,568	5,798	5,798
Total non-current liabilities	3,545	28,479	27,232	5,802	52,277	35,311
Current liabilities
Bank overdraft	23,313	7,248	8,557	6,706	28,858	13,940
Short-term loans	6,243	2,367	9,000	27,000	13,011	30,022
Trade and Other payables	23,903	7,704	22,792	34,914	37,320	33,291
Income tax liability	727	-	1,528	807	439	443
Amount due to related companies	4,953	8,850	27,862	59,741	17,602	39,556
Provisions	-	351	1,185	3,264	-	-
Dividend liability	5,648	-	-	7,070	2,411	2,411
Total current liabilities	64,787	26,520	70,924	139,502	99,641	119,663
Total liabilities	68,332	54,999	98,156	145,304	151,918	154,974
Total equity and liabilities	120,270	115,014	160,321	199,369	197,081	201,046
Source: Audited Financial Statements and Management Accounts for the nine months period Mar 2011
Ref: Lead BS - Section Lead - Lead Schedules

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Historical Consolidated Cash Flow Statement for the 5-Year period ending 30 June, 2010 and 9 months ending 31 March 2011

Cashflow Statement
Currency: ¢ 000	FY06	FY07	FY08	FY09A	FY10A	MAR11UA
Cash Flows from Operating activities
Profit before taxation	19,053	15,199	19,607	6,905	(4,410)	947
Adjustment for Depreciation charges	4,479	5,582	4,985	10,071	14,765	14,860
Amortisation			-	1,012	1,860	-
Profit/Loss on sale of property plant & Equipment	(72)	(651)	1,202	(85)	(73)	167
Property plant and equipment written off	53	450	127	43	652	-
Net interest expense	3,599	5,119	5,192	7,893	26,396	16,235
Property plant and equipment transferred to trade and other receivables	322		-	257	-	-
Impairment of property plant and equipment	-	-	-	-	311	-
Tax provision relating to merger arrangement	-	-	498	-	-	-
Net balances on merger	-	-	4,517	-	-	-
	27,434	25,699	36,128	26,096	39,501	32,209
Changes in Inventories	(4,311)	(7,098)	(24,233)	(12,190)	261	(4,805)
Changes in Trade and other receivables	(7,414)	(3,241)	4,345	(4,811)	7,660	8,106
Changes in Trade and other payables	6,529	(6,160)	6,706	12,273	2,406	(4,029)
Changes in Related company balances	(9,497)	3,897	22,581	31,813	(42,451)	22,487
changes in provisions	-	-	4,298	2,079	(2,538)	-
Changes in employee benefits	-	-		83	256	101
Cash Flow From Operations	12,741	13,097	49,825	55,343	5,095	54,069
Interest Paid	(3,698)	(5,128)	(5,267)	(8,003)	(26,427)	(16,235)
Income Tax Paid	(3,922)	(3,474)	(2,525)	(5,731)	(368)	(35)
Net Cash flow from Operating Activities	5,121	4,495	42,033	41,609	(21,700)	37,799
Cash Flow from Investing Activities
Additions to Property, Plant and Equipment,	(17,209)	(8,720)	(24,212)	(25,245)	(34,756)	(22,940)
Additions to Intangible Assets		(254)	(6,045)	(4,071)	-
Investment in subsidiary		(3)
Proceed from sale of Property plant & equipment	72	-	154	120	78	369
Property plant and equipment		761
Interest Received	98	9	75	110	31	-
Net Cash flow from Investing Activities	(17,039)	(8,207)	(30,028)	(29,086)	34,647	(22,571)
Dividends paid	(6,126)	(6,059)	(6,111)	(2,777)	(8,921)	-
Net movement in loan balances	(4,319)	22,578	(2,367)	-	32,000	(56)
Net Cash flow from Financing Activities	(10,445)	16,517	8,478	(2,777)	23,079	(56)
Increase/(Decrease) in cash and cash equivalents	(22,363)	12,807	3,527	9,746	(33,268)	15,172
Cash and cash equivalent as at 1 July	3,557	(18,805)	(6,014)	(2,487)	7,259	(26,009)
Cash and cash equivalent at period end	(18,806)	(5,998)	(2,487)	7,259	(26,009)	(10,837)

Source: Audited Financial Statements and Management Accounts for the nine months period Mar 2011
Ref: Lead CF - Section Lead - Lead Schedules

Guinness Ghana Breweries Limited – Renounceable Rights Issue

PART 4 – USE OF FUNDS AND BUSINESS OUTLOOK

4.1	Introduction

Ghana’s economy is poised for growth in the next few years as the benefits of its emerging oil industry, stable commodity prices and increased levels of foreign direct investment are expected to spur this growth. According to most reputable observers, Ghana's real GDP will experience strong growth over the next several years. The expected economic growth, among other factors is expected to continue to drive the rise in Ghana’s middle income class. This will result in increased consumer disposable income and a resultant growth in the demand for alcoholic and non-alcoholic beverages.

In order to position GGBL to take advantage of these opportunities within Ghana, the management of the Company is seeking to ensure that GGBL’s capital structure is at an optimal level. An optimal capital structure should afford the flexibility to continue to grow its business in an expanding economy. The Board of Directors and management have concluded that an equity injection of GHS 70 million through a renounceable rights issue will enable GGBL to achieve its optimal capital structure. The GHS 70 million renounceable rights issue will allow GGBL to reduce its interest burden, enable the Company to return to a dividend distribution position and ensure it can fund the capital investments in the equipment that it needs to maximise market opportunities.

4.2	GGBL’s Overall Strategic Objectives

GGBL’s strategic objectives over the next five years are:
•	for every adult Ghanaian to adore a GGBL brand;
•
to strengthen its leadership position in the alcoholic and adult premium non-alcoholic segments by growing its market share of the beer market and the Carbonated Soft Drinks market  by 9% and 5% respectively and establishing a strong footprint for premium spirits;

•	to increase shareholder returns by driving cost efficiency and margin enhancement;
•	to consistently deliver excellent customer service that delivers value for all;
•	to create a work environment where everyone goes home safe, everyday, everywhere;
•	to be the best place to work in Ghana and be seen as a company that recruits, retains and develops the best talent; and
•	to enrich, and be a force for good in, the communities it operates in.

4.3	Expected Use of Funds

The proceeds from the offer will be focused on reducing the trade and interest bearing debt of the GGBL and to support the investment in capital equipment to ensure that the business is best placed to pursue anticipated market opportunities.

Expense Item	Amount GHS ‘000
Reduction of trade and interest bearing debt	40,000
Capital Investments – New Pasteuriser, CO2 Recuperation Plant, Power Generators, Bottles and Crates	28,500
Offer Expenses	1,500
Total	70,000

Guinness Ghana Breweries Limited – Renounceable Rights Issue

PART 5 – FINANCIAL FORECASTS

5.1	Reporting Accountant’s Report on Forecasts

Ernst & Young Chartered Accountants G15, White Avenue Airport Residential Area P.O. Box KA 16009, Airport Accra, Ghana Tel: +233 2177 4275 / 9868 / 9223 / 2091 Fax: +233 2177 8894 www.ey.com

22 August 2011

The Managing Director
Guinness Ghana Breweries Limited
Accra

Dear Sir,

REPORTING ACCOUNTANTS’ REPORT ON FINANCIAL PROJECTIONS

We have examined the accounting policies and calculations for the financial projections for the years ended 30 June 2011 to 30 June 2016 as set out on Pages 48 to 50 of this document in accordance with the Listing Rules of the Ghana Stock Exchange (GSE) 2006, the Companies Act, 1963 (Act 179) as amended and the Securities and Exchange Commission Regulations (L.I. 1728) of the Securities and Exchange Commission, applicable to the examination of prospective financial information. The Directors are responsible for the projected information and the assumptions set out on Page 47 on which it is based.

The projections have been prepared for inclusion in this Circular to prospective investors for the purpose of the Rights Issue of shares of Guinness Ghana Breweries Limited (GGBL).  These projections have been prepared using a set of assumptions that include hypothetical assumptions about future events and management’s actions that are not necessarily expected to occur. Consequently, readers are cautioned that these assumptions may not be appropriate for purposes other than those described above.

Based on our examination of the evidence supporting the assumptions, nothing has come to our attention which causes us to believe that these assumptions do not provide a reasonable basis for the projections.  In our opinion, the forecast financial statements, so far as the accounting policies and calculations are concerned, have been properly compiled on the basis of the assumptions made by the management of the GGBL and are presented on a basis consistent with the accounting policies normally adopted by the Company.

We do not express an opinion as to whether the actual results for the projection period will approximate the projection because events and circumstances do not frequently occur as expected, and those differences may be material.

Yours faithfully,

Ernst & Young
Chartered Accountants
Accra

Guinness Ghana Breweries Limited – Renounceable Rights Issue

5.2	Assumptions

The financial forecasts of GGBL are predicated by a number of key underlying assumptions which drive GGBL’s forecasts.

Economic Assumptions
	2011	2012	2013	2014	2015	2016
Real GDP Growth	12.30%	10.20%	9.00%	9.00%	9.00%	9.00%
Inflation rates	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%
Interest rates	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%

Market Assumptions
GGBL is assuming that the total beer and carbonated soft drink market will grow at a compound average growth rate of 8% given the favourable macroeconomics of the country. The Company expects to contain its cost of goods increases to 80% of inflation and to seek to take price increases in line with inflation.

The Company will continue to maintain current levels of investments in its brands and continue to grow the brand equity levels and keep its brands as Ghana’s premium alcoholic and non-alcoholic brands.

Infrastructure, Regulatory and Political Assumptions
It is assumed that utility supplies such as water and power will not severely be restricted by the national suppliers to a point where the Company is unable to supply its products as demand requires.

The regulatory environment is assumed to remain stable with no adverse changes in the taxation environment with respect to excise duties and the corporate taxation rate will remain at 21% for listed companies. It is also assumed that there will not be any significant devaluation of the Ghana Cedi.

Finally, it is assumed that there will be no adverse regulatory laws, regulations or policies passed in respect of the consumption of alcoholic products.

Competition
Competition within GGBL’s sector is expected to intensify as the Company’s competitors will seek to gain market share by taking advantage of Ghana’s positive macro-economic outlook. However, given GGBL’s brand strength, continued investment in brands and cost initiatives aimed at increasing efficiencies and containing cost increases, the Company is well positioned to continue to compete effectively against its competitors and grow its market share.

Other
Dividend payments will continue to be maximized in accordance with capital requirements. In this regard a ratio of 50% of distributable profits has been assumed.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

5.3	Consolidated Financial Projections

CURRENCY: ¢ 000	2011	2012	2013	2014	2015	2016
Net Sales Value	246,977	296,064	345,922	424,050	512,715	620,398
Cost of Sales	(170,110)	(203,920)	(238,260)	(292,072)	(353,142)	(427,311)
GM	76,867	92,144	107,662	131,978	159,573	193,087
SG&A	(54,254)	(61,047)	(68,855)	(71,840)	(77,333)	(84,119)
PBIT	22,613	31,097	38,807	60,138	82,240	108,968
Interest charges	(18,944)	(7,778)	(10,256)	(13,188)	(8,447)	(1,595)
PAI before Extra Ordinary items	3,669	23,319	28,551	46,950	73,793	107,373
Extra Ordinary items	(3,397)	-	-	-	-	-
PBT	271	23,319	28,551	46,950	73,793	107,373
Tax	-	(4,897)	(5,996)	(9,860)	(15,497)	(22,548)
NSL	(79)		-	-	-	-
Net Profit/(Loss)	192	18,422	22,555	37,090	58,296	84,825
Dividend	-	(9,211)	(11,277)	(18,545)	(29,148)	(67,860)
Retained Earnings	192	9,212	11,277	18,545	29,148	16,965

Source: GGBL Forecast Plan
Ref: Forecast 1 - Section FC - Forecast

Guinness Ghana Breweries Limited – Renounceable Rights Issue

CURRENCY: ¢ 000	2011	2012	2013	2014	2015	2016
CURRENT ASSETS
Cash and cash equivalents	3,104	785	1,287	2,809	5,158	3,158
Stocks/Inventory	31,736	36,828	42,369	49,955	58,283	68,029
Receivables	13,086	15,694	18,555	22,854	27,658	33,528
Total Current Assets	47,926	53,307	62,211	75,618	91,099	104,715
NON CURRENT ASSETS
Intangibles	5,478	3,665	1,852	-	-	-
PPE	161,107	178,814	205,343	242,706	254,756	250,949
Others	-	-	-	-	-	-
Total Non-current Assets	166,585	182,479	207,195	242,706	254,756	250,949
TOTAL ASSETS	214,511	235,786	269,406	318,324	345,855	355,664
CURRENT LIABILITIES
Banks Overdrafts	(34,000)	-	-	-	-	-
Loans - Amortized cost (Non - Diageo)	(32,117)	(13,311)	(5,950)	(1,000)	-	-
Total Borrowings	(66,117)	(13,311)	(5,950)	(1,000)	-	-
Accounts Payable (Diageo)	(38,360)	(23,975)	(28,012)	(34,339)	(41,519)	(50,239)
Accounts Payable (Non - Diageo)	(37,551)	(44,637)	(51,056)	(60,628)	(71,754)	(84,835)
Provisions	(1,069)	(1,455)	(2,077)	(3,225)	(4,851)	(7,041)
Total Current Liabilities	(143,097)	(83,378)	(87,095)	(99,192)	(118,124)	(142,115)
Loans - Amortized cost (Non - Diageo)	(20,261)	(22,044)	(40,669)	(58,945)	(38,396)	(7,249)
	(20,261)	(22,044)	(40,669)	(58,945)	(38,396)	(7,249)
Others	(5,798)	(5,798)	(5,798)	(5,798)	(5,798)	(5,798)
Total Non-Current Liabilities	(26,059)	(27,842)	(46,467)	(64,743)	(44,194)	(13,047)
TOTAL LIABILITIES	(169,156)	(111,220)	(133,562)	(163,935)	(162,318)	(155,162)
NET ASSETS	45,355	124,566	135,844	154,389	183,537	200,502
SHAREHOLDERS EQUITY
Opening balance	26,252	26,252	96,252	96,252	96,252	96,252
Equity contribution	-	70,000	-	-	-	-
Closing balance	26,252	96,252	96,252	96,252	96,252	96,252
RETAINED EARNINGS
Opening retained earnings	18,911	19,103	28,314	39,592	58,137	87,285
Net profit/(loss) after tax	192	18,422	22,555	37,091	58,296	84,825
Distributions to shareholders	-	(9,211)	(11,278)	(18,545)	(29,148)	(67,860)
Closing retained earnings	19,103	28,314	39,592	58,137	87,285	104,250
Total Equity	45,355	124,566	135,844	154,389	183,537	200,502

Source: GGBL Forecast Plan
Ref: Forecast of Financial Position - Section FC - Forecast

Guinness Ghana Breweries Limited – Renounceable Rights Issue

CURRENCY: ¢ 000	2011	2012	2013	2014	2015	2016
Cash flows from Operating activities
EBITDA	41,914	53,213	63,236	87,997	112,808	140,005
Changes in working capital	17,194	(14,613)	2,676	5,162	6,800	8,375
Less Tax Paid	(79)	(4,897)	(5,996)	(9,860)	(15,497)	(22,548)
Less interest paid/ received	(18,944)	(7,778)	(10,256)	(13,188)	(8,447)	(1,595)
Other expenses	(3,397)	-	-	-	-	-
	36,688	25,925	49,661	70,111	95,664	124,237
Cash flow from Investing Activities
Capital Expenditure	(34,952)	(38,010)	(49,145)	(63,370)	(42,618)	(27,230)
FCF from investing and op activities	1,736	(12,085)	516	6,742	53,046	97,007
Equity contributions		70,000	-	-	-	-
Distribution to shareholders	-	(9,211)	(11,278)	(18,545)	(29,148)	(67,860)
	-	60,789	(11,278)	(18,545)	(29,148)	(67,860)
Debt drawdown (refinance)	-	66,117	13,311	5,950	1,000	-
Debt drawndown (additional)		(51,023)	11,264	13,326	(21,549)	(31,147)
Increase in div payable		-	-	-	-	-
Repayment of overdraft		(34,000)	-	-	-	-
Debt principal repayment	(1,481)	(32,117)	(13,311)	(5,950)	(1,000)	-
Cashflow from Financing activities	(1,481)	(51,023)	11,264	13,326	(21,549)	(31,147)
Net FCF from financing activities	(1,481)	9,766	(14)	(5,219)	(50,697)	(99,007)
Net cash Inflow / Outflow	255	(2,319)	502	1,522	2,349	(2,000)

Source: GGBL Forecast Plan
Ref: Forecast 1 - Section FC - Forecast

Guinness Ghana Breweries Limited – Renounceable Rights Issue

PART 6 – OVERVIEW OF THE GHANA STOCK EXCHANGE

6.1	Overview of the Ghana Stock Exchange

The Ghana Stock Exchange (“GSE”) was incorporated as a company limited by guarantee in July 1989 with trading commencing two years later on 12 November, 1990. A 13-member Council governs the bourse. The operations of the GSE are regulated by the Securities and Exchange Commission (“SEC”), which is empowered by the Securities Industry Act, (PNDCL 333) of 1993 (later amended by the Securities Industry (Amendment) Act 2000, (Act 590)). Criteria for listing on the GSE include capital adequacy, profitability, spread of shares, years of existence and management efficiency.

6.2	Developments and Trends

The GSE started operating with 11 listed companies which included Fan Milk Limited, Standard Chartered Bank Ghana Limited, Unilever Ghana Limited and Enterprise Group Limited (formally Enterprise Insurance Company). As at 2002, 26 stocks, 4 corporate bonds and 2 government bonds were listed on the First Official List. This increased to 36 listed equities and a number of government bonds by the year-end 2009 as companies such as Golden Star Resources (“GSR”), SIC Insurance Company Limited and UT Financial Services Limited (now UT Bank) listed on the First Official List. The Ghana banking sector recapitalisation exercise saw listed banks raise approximately GHS 170 million through rights issues in 2009.

In 2010, Fan Milk Limited issued bonus shares to its shareholders and subsequently undertook a share buy-back in 2011 and Enterprise Insurance Company Limited reorganised its structure with the formation of Enterprise Group Limited. In addition, Wilmar Africa Limited acquired 76.50% of Benso Oil Palm Plantation Limited during the first quarter of 2011, while CFAO (Ghana) Limited and Accra Breweries Limited delisted their respective shares from the GSE. In July 2011, Tullow Oil plc listed on the GSE through a secondary listing and a primary issue worth about GHS 109 million, the largest in GSE history.

In 2007, the Central Securities Depository Act, 2007 (Act 733) was passed permitting the issue of uncertificated or dematerialised shares where shareholders and board of directors have authorised this. The passing of the law paved the way for the Exchange to achieve several milestones in its development. These milestones include the incorporation and operation of the GSE Securities Depository Company Limited from its own resources together with a Clearing and Settlement System.

Further to that, the GSE has completed the automation of its trading system with the support of the Government of Ghana’s Economic Management and Capacity Building project.

At the beginning of 2011, the GSE introduced the publishing of two new indices – GSE Composite Index (“GSE-CI”) and GSE Financial Stocks Index (“GSE-FSI”). The GSE-CI’s calculation is based on the volume weighted average closing price of all listed stocks. With the exception of listed companies that are listed on other markets, the GSE-CI includes all listed companies at total market capitalization. The GSE-CI is a market capitalization weighted index. The base date for the GSE-CI is 31 December, 2010 and the base index value is 1000.

The GSE-FSI comprises listed equities from the financial sector including banking and insurance sector stocks. All ordinary shares of the financial stocks listed on GSE are included in the GSE-FSI at total market capitalization, except for those of stocks which are listed on other markets. The base date of GSE-FSI is 31 December, 2010 and the base index value is 1000.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

6.3	Performance of the GSE

The GSE has performed well in recent years. The market’s benchmark index, formerly the All Share Index, returned positive returns in successive years with the exception of 2009. The bourse, driven by a number of high profile listings and rights issues from companies such as Ecobank Transnational Incorporated, Ecobank Ghana Limited, Ghana Commercial Bank, and Standard Chartered Bank Ghana Limited, recorded significant gains for investors. The 2009 decline in the index was as a result of profit taking and the fact that market prices had not been supported by strong fundamentals. At the end of December 2009, the benchmark index had lost 48% compared to a gain of over 58% in 2008. The index recovered in 2010, returning 35% on the back of record earnings by banks and optimistic investors taking early positions before first oil. As at 30 June 2011, the GSE-CI had returned 19%, on course to beat 2010’s return of 35%.

Exhibit 20: GSE Index Levels and Year-on-Year Index Change

6.4	Other Information

Trading Days	Trading takes place every working day

Trading Hours	Pre-Opening period: 9:30hrs to 10:00hrs (GMT)

Market opens for continuous trading: 10:00hrs to 15:00hrs (GMT)

Clearing & Settlement
Settlement of trades is done electronically using a web based application. Settlement occurs three business days (T+3) after the trade date. The system allows for mutual settlement of trade on T+0 or T+1 basis

Trade and general information on the GSE can be found on the GSE website: http://www.gse.com.gh; Bloomberg.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

PART 7 – ADDITIONAL TERMS AND INFORMATION ON THE OFFER

7.1	Application

A Qualifying Applicant to the Offer is either a Qualifying GGBL Shareholder or a Qualifying non-GGBL Shareholder interested in acquiring GGBL Shares under the terms of the Offer.

Qualifying Shareholders

Qualifying Shareholders are entitled to subscribe to one (1) new ordinary share for every 3.5287 ordinary shares registered in their name as at the close of business on the Qualifying Date under the Offer.

Qualifying Shareholders may take any one of the following actions under the Offer:

a)
Fully subscribe to their Rights under the Offer: This is where Qualifying Shareholders complete the Application Form and pay for their entire allocation under the Offer, returning same to the Receiving Agent(s) or Receiving Bank(s) not later than 5pm on the Offer Closure Date.

Qualifying Shareholders exercising this option must tick Option 1 of Section 7 of the Application Form, in accordance with the instructions set out under the enclosed Guidelines to Completing the Application.

b)
Fully subscribe for their Rights AND apply for Extra Shares outside of what they are entitled to under the Offer: In addition to (a) above, Qualifying Shareholders may apply to subscribe to Extra Shares and pay for such Extra Shares, returning the duly completed Application Form and payment covering both their Rights and Extra Shares applied for to the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

Qualifying Shareholders choosing this option must tick Option 2 of Section 7 of the Application Form, in accordance with the instructions set out under the enclosed Guide to Completing the Application.

c)
Partially subscribe to their Rights only: Qualifying Shareholders may apply for only part of the shares they are entitled to under the Offer and return the duly completed Application Form together with payment to the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date. Qualifying Shareholders may take no further action on their remaining Rights under the Offer and empower the Directors of GGBL to allot such unsubscribed portion of their Rights as the Directors deem fit.

Qualifying Shareholders must tick Option 4 of Section 7 of the Application Form, in accordance with the instructions set out under the Guidelines to Completing the Application Form.

d)
Partially subscribe to their Rights under the Offer and renounce their unsubscribed Rights in favour of qualifying third parties, who may or may not be Shareholders of GGBL (Renouncees): Qualifying Shareholders may apply for only part of the shares they are entitled to under the Offer, renouncing the remainder of their Rights in favour of qualifying third parties who now have to apply for and pay for those shares. U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may renounce Rights only in accordance with Regulation S under the U.S. Securities Act. The Application Form completed by both the Qualifying Shareholder and the Renouncee, together with payment for the shares must be returned to the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Qualifying Shareholders choosing this option must tick Option 3 of Section 7, whilst each named Renouncee must complete one Renouncee Section of Part II of the Application Form in accordance with the instructions set out under the Guidelines to Completing the Application.

Should Qualifying Shareholders desire to renounce the remainder of their Rights in favour of more than one person, they should state the number of shares to be allotted to each Renouncee in Section 8 of Part I of the Application Form. The completed Application Form together with payment for all shares applied for should then be lodged with the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

e)
Renounce all their Rights in favour of qualifying third parties, who may or may not be Shareholders of GGBL: Qualifying Shareholders may decide not to partake in the Offer and may renounce all their Rights under the Offer in favour of qualifying Renouncees who may or may not be Shareholders of GGBL. U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may renounce Rights only in accordance with Regulation S under the U.S. Securities Act. The Renouncees must complete and return the Application Form together with payment for the shares being applied for to the Receiving Agent(s) and Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

Qualifying Shareholders choosing this option tick Option 5 of Section 7, whilst each named Renouncee must complete one Renouncee Section of Part II of the Application Form in accordance with the instructions set out under the Guidelines to Completing the Application Form.

Should Qualifying Shareholders want to renounce their Rights in favour of more than one person, they should state the number of shares to be allotted to each Renouncee in Section 8 of Part I of the Application Form.

f)
Take no action: Qualifying Shareholders who choose not to apply for shares under the Offer, or who fail to make payment for the shares they have applied for under the Offer, or who fail to meet the deadline of 5 pm on the Offer Closure Date for returning the Application Form and making payment to the Receiving Agent(s) or Receiving Bank(s), may be deemed to have not taken any action under the Offer. Qualifying Shareholders who take no action under these terms empower the Directors of the Company to allot such unsubscribed Rights as the Directors deem fit.

7.2	Offer to Purchase Shares

a)
As an applicant, you offer to subscribe to the number of shares indicated on your Application Form under the terms and conditions of the Offer and on the basis of the information set out in this Circular and subject to the Regulations of GGBL.

b)
You agree that your application to acquire shares cannot be revoked after the Offer Closure Date or such later date as the Directors and Advisors may agree, and promise that any cheque, banker’s draft or money or postal order will be honoured on first presentation and that this paragraph constitutes an agreement between you and GGBL. It becomes binding when your application is posted, or in the case of delivery by hand, received by the Receiving Agent(s) or Receiving Bank(s). However, the Company will not be held liable if you use a wrong address in posting. You must pay all bank commissions, transfers and other bank charges related to your application.

c)	A thumbprint on an Application Form will be accepted instead of a signature thereon only if it is duly certified in accordance with the Laws of Ghana.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

d)
If your Application Form is not completed correctly or is amended, or if any cheque, banker’s draft, money or postal order is found to be less than the amount stated on your Application Form, it may still be treated as valid. In such case, the Company’s decision as to whether to treat the application as valid, and how to construe, amend or complete it shall be final. You will not, however, be treated as having applied to purchase a number of shares which, when multiplied by the Offer Price, gives a value greater than the amount remitted.

e)
An application may be rejected in whole or in part at the discretion of the Advisors and Directors of GGBL if the application is incomplete or illegible or if it is determined that the applicant is not eligible to participate in the Offer.

7.3	Acceptance of the Offer

a)
Acceptance of your application to purchase shares under the Offer will be made (if your application is received, valid, processed and not rejected) by notifying the SEC and GSE of the basis of allocation and by notifying acceptance to the Receiving Agent(s) or Receiving Bank(s).

b)	Acceptance of your application to purchase shares under the Offer may be of the whole or any part thereof.

c)
If your application to purchase shares under the Offer is accepted (in whole or in part), there will be a binding contract under which you will be required to purchase the shares in respect of which your application has been accepted.

7.4	Payment for Shares

a)
You undertake to pay the purchase price of the shares in respect of which your application is accepted. Payment may be made in Ghana Cedis, United States Dollars, Euros, British Pound Sterling, or a combination of any of these. For the avoidance of doubt, GGBL and the Sponsoring Broker reserve the right to convert applications made in foreign currency into Ghana Cedis at the point of application, using prevailing exchange rates. In this regard, the Ghana Cedi equivalent of the amount being paid by the applicant and the corresponding number of shares being acquired under the Offer will be communicated to the applicant at the point of application. The cheque or banker’s draft or other remittances may be presented for payment before acceptance of your application, but this will not constitute acceptance of your application, either in whole or in part.

b)
In the case of excess applications, if your application is invalid, rejected or not accepted in full, or if the amount of the application divided by the offer price does not result in a whole number of shares, the proceeds of the cheque or other remittances or the unused balance of those proceeds (as the case may be) will be refunded to you without interest.

c)
If the remittances are not honoured on first presentation, then at any time until the GGBL has received cleared funds in respect of your application, the Advisors, on behalf of GGBL may terminate the agreement to purchase that share. The termination will be effected by notifying the Receiving Agent or Receiving Bank whom you submitted your application to.

7.5	Renunciation

a)	The Right to subscribe to the Rights Issue shares may be renounced in whole or in part only by completing the Application Form in accordance with the instructions therein, or by taking no action.

b)
Qualifying Shareholders who wish to purchase some of their Rights and to renounce the remainder in favour of a different person or persons, may complete all the relevant sections of Part I of the Application Form in accordance with the instructions provided in the Guidelines to Completing the Application Form.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

c)	U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may renounce Rights only in accordance with Regulation S under the U.S. Securities Act.

d)	The Application Form must be lodged with any of the Receiving Agent(s) and Receiving Bank(s), together with payment for the shares to be received not later than 5pm on the Offer Closure Date.

7.6	Procedure in Respect of Rights not Taken up or Renounced

If a properly completed Application Form and payment in full is not received by 5pm the Offer Closure Date, the Rights will be deemed to have been declined by the shareholder. These shares will then be available to shareholders of GGBL applying for Extra Shares under the Offer, and allotted by the Directors of GGBL as they deem fit.

7.7	Warranties

You warrant that:

a)	You are qualified to apply;

b)	The applicant on whose behalf you are applying is qualified to apply;

c)	You will submit a complete application including all supporting documents required under the terms of the Offer;

d)
In making your application you are not relying on any information or representation concerning the Company not contained in this Circular. You agree that no person responsible for this Circular or any part of it will have liability for any such other information or representation;

e)
If any person signing, or making a thumb print on the Application Form is not the applicant, that person warrants that he/she has authority to do so on behalf of the applicant and that this authority is vested in him or her; and

f)	If the applicant is other than a natural person, the person signing the Application Form warrants that he/she has authority to do so on behalf of the applicant.

Each person who is a U.S. holder (as defined in Rule 800 under the U.S. Securities Act) who takes up, delivers or otherwise transfers Rights or purchases, trades or otherwise deals in Rights will be deemed, by accepting delivery of this Circular or of the Rights or New Shares offered hereby or by otherwise participating in the Offer, to have represented and agreed that:

a)	if such Rights were not allocated to such person in the Offer, such person has acquired such Rights in accordance with Regulation S under the U.S. Securities Act; and

b)
such person has not offered, sold, pledged or otherwise transferred, and will not offer, sell, pledge or otherwise transfer, Rights except in accordance with Regulation S under the U.S. Securities Act.

7.8	Supply and Disclosure of Information

The Company, Directors, Advisors and their agents shall have full access to all information relating to, or deriving from, the cheque or banker’s draft or other remittance accompanying your application and its processing. If the Directors or their agents request any information about your application you must promptly disclose it to them.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

7.9	Listing of New Ordinary Shares

The GSE has granted approval to list up to 46,666,667 ordinary shares to be issued pursuant to this Rights Issue, plus any additional GGBL ordinary shares issued pursuant to Section 1.4.5 of this Circular, on the First Official List, alongside the existing 164,671,475 ordinary GGBL Shares. It is expected that dealings in the New Shares will start alongside the existing shares on the Listing Date.

7.10	New Shares

Shares in respect of the new ordinary shares to be issued pursuant to the Rights Issue will be deposited into the applicant’s GSE Securities Depository Account by the Uploading Date.

Letters of allotment will be issued to those shareholders who do not hold a GSE Securities Depository Account, by the Uploading Date.

7.11	Exchange Controls

Ghana’s Exchange control regime is currently governed by the Foreign Exchange Act 2006, Act 723 (the “Foreign Act”). The Foreign Exchange Act legalises payments in foreign currency to and from Ghana between residents and non-residents and between non-residents made through banks. Furthermore, under BoG Notice BG/GOV/SEC/2007/3 there are no restrictions on the purchase of capital market instruments by non-residents.

7.12	Taxation

These include:

a)	Withholding Tax on Dividend
Under current Ghanaian tax law, all dividend payments are subject to a dividend withholding tax of 8%. No further tax is payable on dividends received.

b)	Capital Gains
The ordinary shares of a company listed on the GSE have been exempt from capital gains tax liability in Ghana since November 1990 and the latest exemption expired in November 2010. While the process for extension has been initiated, such exemption had not been formally obtained at the time this Prospectus went to print.

c)	Stamp Duty
Under the Stamp Duty Act, 2005 (Act 689), transfer of shares is exempt from stamp duty.

The information provided under this section or elsewhere in this Circular is not intended to be professional advice on the tax consequences of purchasing any shares under the Offer. Persons intending to purchase shares under the Offer are advised to seek professional tax advice as to tax obligations relating to investing in the shares issued under the Offer.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

PART 8 – RECEIVING AGENT’S AND RECEIVING BANK’S CONTACT DETAILS

Receiving Agent

IC Securities (Ghana) Limited
No. 2,2nd Ridge Link North Ridge
Tel: +233 (0) 302 252 621/3
Contact Person: Kojo Boama
Email: ggblrightissue@icsecurities.com

Receiving Bank

Standard Chartered Bank Ghana Limited
Accra High Street Building
Accra, Ghana
PO Box 768
Tel +233 302 664591/8
Fax +233 302 667751

STANDARD CHARTERED BANK GHANA LIMITED BRANCHES
ABEKA Accra Meacham House Abeka P.O. Box 343 Phone: +233 302 7011077 Fax: +233 302 238338	ACCRA HIGH STREET Accra Ground Floor Head Office Building, High Street P.O. Box 59 Phone: +233 302 664591/8 Fax: +233 302 667751	DANSOMAN Opposite The Comm. Mkt. P.O. Box DC 215 Phone: +233 302 308186

HARPER ROAD Kumasi Central Post Office Harper Road P.O. Box 1930 Phone: +233 322 024234/6 Fax: +233 322 023674	KEJETIA Kumasi Former Unicorn House Kejetia P.O. Box 563 Phone: +233 322 023878 Fax: +233 322 026527	KORLE DUDOR Accra Galloway Ayalolo P.O. Box 2328 Phone: +233 302 666885 Fax: +233 302 666660

LEGON Legon near University Bookshop Legon Campus P.O. Box 16 Phone: +233 302 500297 Fax: +233 302 501198	LIBERIA ROAD Opp. TUC Building Accra PMB TUC Building Phone: +233 302 666956 Fax: +233 302 543294	OBUASI Obuasi AGC Main Gate, Obuasi P.O. Box 163 Phone: +233 322 540259 Fax: +233 322 540402

OPEIBEA HOUSE Airport Accra, Liberation Road Opeibea House P.O. Box 9031 Phone: +233 302 774195 Fax: +233 302 774195	OSU Adjacent Frankies Restaurant Osu PMB, Osu Phone: +233 302 762816 Fax: +233 302 762817	RING ROAD CENTRAL 2 Blocks from Bus Stop Restaurant, Ring Road PMB, GPO Phone: +233 302 249223-5 Fax: +233 302 249221

SPINTEX ROAD Teshie-Nungua Est, Spintex Road, P.O. Box TN 2051 Phone: +233 302 811201-3	TAKORADI HARBOUR Takoradi Near Timber Export Devt. Co. P.O. Box 253 Phone: +233 312 023064 Fax: +233 312 024861	TAMALE Tamale Near Rivoli, Tamale P.O. Box 102 Phone: +233 372 022578 Fax: +233 372 022366

Guinness Ghana Breweries Limited – Renounceable Rights Issue

TARKWA Tarkwa Adjacent UAC Building Tarkwa P.O. Box 98 Phone: +233 312 320210 Fax: +233 312 320292	TEMA Tema Opp. Tema Comm. Centre Tema P.O. Box 20 Phone: +233 303 202520 Fax: +233 303 204393	TUDU Accra Opp. MBC Kojo Thompson Road P.O. Box 729 Phone: +233 302 664524 Fax: +233 302 666755

ACHIMOTA PMB, Achimota Post Office Accra Phone: +233 302 410233 Fax: +233 302 410830	MADINA PMB, Madina Accra Phone: +233 302 546006 Fax: +233 302 522006

Guinness Ghana Breweries Limited – Renounceable Rights Issue

PART 9 – GUIDELINES TO COMPLETING APPLICATION FORMS AND APPLICATION FORMS

It is important that the Application Form is correctly completed. Applicants in doubt should consult the Receiving Agent for assistance. Applications received after the Offer Closure Date may not be considered.

1	General Instructions for Completing the Application Form

Please read the instructions carefully before completing the relevant parts of the Application Form.
i)
There are two Parts to the Application Form with various sections. Please ensure that you complete all the relevant and appropriate sections of the Application Form in accordance with your choices, and return the completed Application Form together with payment for your subscription to a Receiving Agent or Receiving Bank.

ii)
Use block capital letters in completing the Application Form and return the completed Application Form together with payment for your subscription to the Receiving Agent or the Receiving Bank by the Offer Closure Date.

iii)
Only people over 18 years of age can buy shares in their own name. Shares may be bought for a child by a parent, grandparent or guardian of the child who may complete another Application Form to buy shares in his/her own name.

iv)	Power(s) of attorney must be enclosed if anyone is signing on behalf of a Qualifying Applicant other than a minor.

v)
Photocopies of Application Forms will be accepted only when they are clear and legible. The submission of a photocopied Application Form presumes that the applicant understands and accepts the terms and conditions of the Offer.

2	Parts of the Application Form
The Application Form has the following Parts:

Part I
To be completed by all Qualifying GGBL Shareholders taking part in the Offer. Each Qualifying GGBL Shareholder must indicate his/her/its preferred option with regards to the Offer and if applicable, name any Renouncees in Section 8.

Part II
To be completed by each Renouncee named in Section 8 of Part I of the Application Form.

3	Guidelines to Completing the Application Form for Qualifying GGBL Shareholders
a)	Provisional allotment
The Directors of GGBL have provisionally allotted to Qualifying GGBL Shareholders a number of new ordinary shares set out under the terms of the Offer. The allotment is in the proportion of one (1) new ordinary share for every three point five-two-eight-seven (3.5287) ordinary shares registered in each Qualifying GGBL Shareholder’s name as at the Book Closure Date.

Qualifying GGBL Shareholders may accept all or any number of the new ordinary shares offered them, or renounce their Rights in favour of another person(s), or take no action.

If the Qualifying GGBL Shareholder does not wish to partake in the Offer, he/she/its does not have to do anything. All Qualifying GGBL Shareholders who do not submit a duly completed Application Form by the Offer Closure Date will be deemed to have elected not to participate in the Offer. The Directors of GGBL will allot the shares declined by such Qualifying GGBL Shareholders as they deem fit.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

Applicants to the Offer must provide a valid ID. For the purposes of the Offer, a valid ID includes a national passport, driver’s license and voter’s ID card for individuals, and registration documents, Registrar General’s Form A or Form 3 or a duly executed resolution from the organisation for institutions, clubs and other bodies.

b)	Available options if Qualifying GGBL Shareholders wish to take part in the Offer

They may do only one of the following:

1.
Accept all the new shares provisionally allotted to them: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part I of the Application Form, selecting Option 1 in Section 7.

2.
Accept all the new shares provisionally allotted to them and apply for more shares: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part I of the Application Form, selecting Option 2 in Section 7.

3.
Accept part of the new shares provisionally allotted to them and renounce the remainder in favour of another party/other parties: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part I of the Application Form, selecting Option 3 in Section 7 and naming each Renouncee in Section 8. Each Renouncee named in Section 8 of  Part I must complete one Renouncee Section of Part II of the Application Form.

4.
Accept part of the new shares provisionally allotted to them and leave the remainder to be allotted by the Directors of GGBL in line with the Offer allotment policy: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part I of the Application Form, selecting Option 4 in Section 7.

5.
Renounce all the new shares provisionally allotted to them in favour of another party(ies): if they elect this option, Qualifying GGBL Shareholders should kindly complete Part I of the Application Form, selecting Option 5 in Section 7. Each Renouncee named in Section 8 of Part I must complete one Renouncee Section of Part II of the Application Form.

4	Guide to Completing the Application Form for Renouncees

Renouncees
If a Qualifying GGBL Shareholder has renounced a portion or all of his/her/its Rights in favour a Renouncee under the Offer by naming the Renouncee(s) in Section 8 of Part I of the Application Form, the Renouncee(s) must complete one Renouncee Section of Part II of the Application Form.

The Renouncee(s) must provide responses for all items of the Renouncee Section(s) being completed in Part II of the Application Form, with the exception of "GSD Details", which must only be completed if the Renouncee completing that Renouncee Section has an existing GSD Account as at the date of the application.

General instructions for completing Part II of the Application Form are as follows:

APPLICATION
1.	Personal Details
Complete 1 with your full name (i.e. first name, other names and family name)/company name).

2.	Correspondence Address
Complete 2 with your full residential (if applicable) or postal address. The address must be current and reliable and in case of any change in address you should immediately inform GGBL Registrars of your new address. The address provided will be used to mail Renouncees with GSD accounts their allotment letters.

Guinness Ghana Breweries Limited – Renounceable Rights Issue

3.	GSD Details
Complete 3 if you have a GSD Account as at the date of your application. You may contact any broker to open a GSD Account prior to your submission of your completed Application Form.

4.	Renounced Rights
Please indicate the number of Rights renounced in your favour by a Qualifying GGBL Shareholder in Part I of the Application Form.

5.	Total Amount Due
Please indicate the monetary value due for the number of shares you are applying for.

6.	Declaration
Please read the declaration carefully before signing (or thumb printing) on the line and dating the form in the space provided.

The Application Form may be signed by someone else on your behalf if he/she is duly authorised to do so. An agent must enclose the original power of attorney appointing him/her (or copy certified by a notary public) unless he/she is a selling agent or financial intermediary and states the capacity in which he/she signs.

GGBL RENOUNCEABLE RIGHTS ISSUE – APPLICATION FORM PART I

GUINNESS GHANA

Qualifying GGBL Shareholder Information

1. Full Shareholder Name	
2. Correspondence Address:	

3. Dematerialised Shareholder		4. Certificate Shareholders	
GSD Client Code		Certificate No. 1	
GSD Broker Code		Certificate No. 2	
		Certificate No. 3	
		Certificate No.4	
5. Total Shareholding		6. Total Rights Entitlement	

7. Subscription Instructions (Please choose only one of the options below) — Please tick one box

Option 1	I/We wish to fully subscribe for my/our Rights only	
Option 2	I/We wish to subscribe fully for my/our Rights and apply for Extra Shares	

I/We wish to apply for		Extra Shares in addition to my Rights entitlement
I/We make payment of		covering my/our Rights and Extra Shares

I/We understand and accept that receiving Extra Shares depends upon the number of unsubscribed shares available after the Offer Closure Date and will be at the discretion of the GGBL Board of Directors

Option 3	I/We wish to partially subscribe for my/our Rights and renounce the remainder in favour of others	
Option 4	I/We wish to partially subscribe for my/our Rights and leave the remainder for the Directors to allot	
Option 5	I/We wish to renounce all my/our Rights in favour of others	

8. Renouncement of Rights (To be completed by Qualifying Shareholders who tick options 3 and 5)

I/We wish to take up		shares under my/our Rights
I/We wish to renounce the remaining		Rights in favour of the following persons:

Name of Renouncee(s)	Number of shares renounced in favour

9. Declaration

I/We hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/We certify that all statements made on the Application Form to enable me/us take-up/reject/split my/our Rights in the GGBL Rights Issue are correct and the responses are my/our own.

For Applicants who are U.S holders (as defined in Rule 800 under the U.S. Securities Act):
As consideration for GGBL's acceptance of the renouncement of Rights described above, I/We represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under the U.S Securities Act.

		Joint Applicant/Secondary Signatory of Corporate Applicant	
Name		Name	
Designation		Designation	
Signature/Thumbprint		Signature/Thumbprint	
Date	D D M M Y Y	Receiving Agent Stamp	
Company Stamp

GUINNESS GHANA

GGBL RENOUNCEABLE RIGHTS ISSUE – APPLICATION FORM PART II

To be completed by Renouncee(s)

Renouncee Section 1

1. Full Name of Renouncee:
2. Correspondence Address:

3. GSD Details (if applicable)

GSD Client Code

GSD Participant Code

Rights Renouncement Details

4. No. of Rights Renounced in favour
5. Total Amount Due

6. Declaration

I/we hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/we certify that all statements made on the Application Form to enable me/us take-up my Rights in the GGBL Rights Issue are correct and the responses are my/our own.

For Applicants who are U.S holders (as defined in Rule 800 under the U.S. Securities Act):

As consideration for GGBL's acceptance of the renouncement of Rights described above, I/We represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under the U.S Securities Act.

Name

Signature/Thumbprint

Date D D M M Y Y

Renouncee Section 2

1. Full Name of Renouncee:
2. Correspondence Address:

3. GSD Details (if applicable)

GSD Client Code

GSD Participant Code

Rights Renouncement Details

4. No. of Rights Renounced in favour
5. Total Amount Due

6. Declaration

I/we hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/we certify that all statements made on the Application Form to enable me/us take-up my Rights in the GGBL Rights Issue are correct and the responses are my/our own.

For Applicants who are U.S holders (as defined in Rule 800 under the U.S. Securities Act):

As consideration for GGBL's acceptance of the renouncement of Rights described above, I/We represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under the U.S Securities Act.

Name

Signature/Thumbprint

Date D D M M Y Y

Renouncee Section 3

1. Full Name of Renouncee:
2. Correspondence Address:

3. GSD Details (if applicable)

GSD Client Code

GSD Participant Code

Rights Renouncement Details

4. No. of Rights Renounced in favour
5. Total Amount Due

6. Declaration

I/we hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/we certify that all statements made on the Application Form to enable me/us take-up my Rights in the GGBL Rights Issue are correct and the responses are my/our own.

For Applicants who are U.S holders (as defined in Rule 800 under the U.S. Securities Act):

As consideration for GGBL's acceptance of the renouncement of Rights described above, I/We represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under the U.S Securities Act.

Name

Signature/Thumbprint

Date D D M M Y Y